                                                                    EXHIBIT 10.9


                                     LEASE
                                 BY AND BETWEEN
                         GENERAL ATOMICS AND IXSYS, INC

1. PARTIES, RECITALS, AND GENERAL AGREEMENT. This Lease, dated, for reference purposes only, June 1, 1993 is made by and between General Atomics, a California Corporation (herein called "Lessor") (Refer to Paragraph 47) and IXSYS, Inc., a Delaware Corporation (herein called "Lessee")

RECITALS:

Under terms of a Lease dated March 21, 1990 and six subsequent amendments, Lessee occupies approximately 6605 net square feet of improved laboratory and office space in Building 2, at 3550 General Atomics Court.

Lessee desires to expand its premises and agrees to relocate its operations to Lessor's buildings at 3520 (Building 6) and 3550 Dunhill Street (Building 3) located in the Sorrento West Industrial Park.

Lessee desires to terminate its Lease for the premises at 3550 General Atomics Court as soon as relocation is completed.

Specialty Laboratories, Inc. a tenant occupying approximately 14,000 gross square feet in Building 6, under lease with Lessor, has laboratory space surplus to its needs and desires to terminate its Lease and sell its leasehold and personal property interest to the Lessee.

Lessor desires to accommodate the Specialty Laboratories, Inc. lease termination in favor of leasing to Lessee all the vacated Specialty Laboratories premises and the majority of 11,000 gross square feet of administrative space in Building 3.

Lessee desires to have Lessor install and finance certain leasehold improvements in both Buildings 3 and 6.

Lessee desires to lease said space for a period of five years commencing with completion of installation of certain leasehold improvements in the space termed "first-in space".

PARTIES THEREFORE AGREE AS FOLLOWS:

Lessor shall make best effort to make certain that Specialty Laboratories diligently pursues vacating Building 6 premises by mid-July 1993.

Lessor shall make best effort to prepare design, have leasehold improvements installed and prepare spaces in Buildings 3 and 6 for Lessee's possession by September 15, 1993.

Lessor agrees to finance certain leasehold improvements over the term of the Lease at 12 percent interest to be paid back as added rent by Lessee over the period remaining on the term of the Lease. Lessee shall have the option to directly pay for part or all of the leasehold improvements, rather than finance improvements through Lessor.

Lessee agrees to diligently pursue the specification of needed leasehold improvements required to be installed prior to taking possession.

Lessee shall make the determination of acceptability of Building 6 Laboratories (vacated by Specialty Laboratories, Inc.) as it relates to biological hazards created by the current tenant and confirm its decision regarding need for decontamination. Determination shall be made prior to Lessor agreeing to termination of current tenant's lease.



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

Lessee shall take possession of the Sorrento West premises as soon as the "first-in" leasehold improvements are completed, about September 15, 1993.

Lessee shall relocate its operation from Building 2, 3550 General Atomics Court, and surrender the premises to Lessor in accordance with the Lease dated March 21, 1990. Execution of the Lease of Buildings 3 and 6 is considered formal notice of Lessee's intent to terminate.

Lessee shall negotiate the terms of an agreement and make a direct purchase of Specialty Laboratories, Inc. building leasehold interest. Lessee shall provide Lessor written confirmation of purchase in the form of a contract. Lessee shall assume responsibility for this leasehold interest pursuant to Paragraphs 6.3 and 7.2(c) of this Lease as if Lessee had installed said leasehold improvements.

Lessee shall negotiate the terms of an agreement and make direct purchase, if it so desires, of Specialty Laboratories, Inc. personal property and fixture inventory. Lessee shall provide Lessor written confirmation of purchase in the form of a contract with attached inventory listing items purchased. Lessee shall assume responsibility for personal property and fixture installation and removal pursuant to Paragraph 7.2(c) of this Lease as if Lessee had installed said equipment.

Lessor shall not be responsible to guarantee or secure the Specialty Laboratories, Inc. ownership interest of building leasehold improvements, or of fixtures and personal property purchased by Lessee.

Lessor grants Lessee permission to access the Lessor's Torrey Pines Industrial Center for use of the central cafeteria, private road (Tower Road), fitness center and outside recreation center all in accordance with Lessor's site access and use regulations. This privilege shall not be construed as part of the common area under Paragraph 2 of the Lease. (Refer to Exhibit A-5).



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                   STANDARD INDUSTRIAL LEASE -- MULTI-TENANT
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                     [LOGO]

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 PREMISES. LESSOR hereby LEASES to LESSEE and LESSEE LEASES from LESSOR for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the County of San Diego, State of California commonly known as approximately 9626 GSF of improved office space in Building 3 at 3550 Dunhill Street and approximately 14,000 GSF of improved laboratory space in Building 6 at 3520 Dunhill Street located and described on Exhibits A-1, A-2, A-3, A-4, & A-5, herein referred to as the "PREMISES", as may be outlined on an Exhibit attached hereto, including rights to the Common AREAS as hereinafter specified but not including any rights to the roof of the PREMISES or to any Building in the Industrial Center. The PREMISES are a portion of a building, herein referred to as the "Building." The PREMISES, the Building, the Common AREAS, the land upon which the same are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center."

     2.2 VEHICLE PARKING. LESSEE shall be entitled to 71 vehicle parking spaces, unreserved and unassigned, on those portions of the Common AREAS designated by LESSOR for parking. LESSEE shall not use more parking spaces than said number. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

          2.2.1 LESSEE shall not permit or allow any vehicles that belong to or are controlled by LESSEE or LESSEE'S employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in AREAS other than those designated by LESSOR for such activities.

          2.2.2 If LESSEE permits or allows any of the prohibited activities described in paragraph 2.2 of this LEASE, then LESSOR shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to LESSEE, which cost shall be immediately payable upon demand by LESSOR.

     2.3 COMMON AREAS -- DEFINITION. The term "Common AREAS" IS DEFINED AS ALL AREAS and facilities outside the PREMISES and within the exterior boundary line of the Industrial Center that are provided and designated by the LESSOR from time to time for the general non-exclusive use of LESSOR, LESSEE and of other LESSEES of the Industrial Center and their RESPECTIVE EMPLOYEES, suppliers, shippers, customers and invitees, including parking AREAS, loading and unloading AREAS, trash AREAS, roadways, sidewalks, walkways, parkways, driveways and landscaped AREAS.

     2.4 COMMON AREAS -- LESSEE'S RIGHTS. LESSOR hereby grants to LESSEE, for the benefit of LESSEE and its employees, suppliers, shippers, customers and invitees, during the term of this LEASE, the non-exclusive right to use, in common with others entitled to such use, the Common AREAS as they exist from time to time, subject to any rights, powers, and privileges reserved by LESSOR under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common AREAS be deemed to include the right to store any property, temporarily or permanently, in the Common AREAS. Any such storage shall be permitted only by the prior written consent of LESSOR or LESSOR'S DESIGNATED AGENT, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then LESSOR shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to LESSEE, which cost shall be immediately payable upon demand by LESSOR.

     2.5 COMMON AREAS -- RULES AND REGULATIONS. LESSOR or such other person(s) as LESSOR may appoint shall have the exclusive control and management of the Common AREAS and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. LESSEE agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. LESSOR shall not be responsible to LESSEE for the non-compliance with said rules and regulations by other LESSEES of the Industrial Center.

     2.6 COMMON AREAS -- CHANGES. LESSOR shall have the right, in LESSOR'S sole discretion, from time to time:

          (a) To make changes to the Common AREAS, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking AREAS, loading and unloading AREAS, ingress, egress, direction of traffic, landscaped AREAS and walkways; (b) To close temporarily any of the Common AREAS for maintenance purposes so long as reasonable access to the PREMISES remains available; (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common AREAS; (d) To add additional buildings and improvements to the Common AREAS; (e) To use the Common AREAS while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; (f) To do and perform such other acts and make such other changes in, to or with respect to the Common AREAS and Industrial Center as LESSOR may, in the exercise of sound business judgment, deem to be appropriate.

          2.6.1 LESSOR shall at all times provide the parking facilities required by applicable law and in no event shall the number of parking spaces that LESSEE is entitled to under paragraph 2.2 be reduced.

3.   TERM.

     3.1 TERM. The term of this LEASE shall be for approximately five (5) years commencing on Refer to Paragraph 49 and ending on Refer to Paragraph 49 unless sooner terminated pursuant to any provision hereof.

     3.2 DELAY IN POSSESSION. Notwithstanding said commencement date, if for any reason LESSOR cannot deliver possession of the PREMISES to LESSEE on said date, LESSOR shall not be subject to any liability therefor, nor shall such failure affect the validity of this LEASE or the obligations of LESSEE hereunder or extend the term hereof, but in such case, LESSEE shall not be obligated to pay rent or perform any other obligation of LESSEE under the terms of this LEASE, except as may be otherwise provided in this LEASE, until possession of the PREMISES IS TENDERED TO LESSEE; provided, however, that if LESSOR shall not have delivered possession of the PREMISES within one hundred twenty (120) days from said commencement date, LESSEE may, at LESSEE'S option, by notice in writing to LESSOR within ten (10) days thereafter, cancel this LEASE, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of LESSEE is not received by LESSOR within said ten (10) day period, LESSEE'S right to cancel this LEASE hereunder shall terminate and be of no further force or effect.

     3.3 EARLY POSSESSION. If LESSEE occupies the PREMISES prior to said commencement date, such occupancy shall be subject to all provisions of this LEASE, such occupancy shall not advance the termination DATE, and LESSEE shall pay rent for such period at the initial monthly rates set forth below.

4.   RENT.

     4.1 BASE RENT. LESSEE shall pay to LESSOR, as BASE RENT for the PREMISES, without any offset or deduction, except as may be otherwise expressly provided in this LEASE, on the 1st day of each month of the term hereof, monthly payments in advance of $17,011, Seventeen Thousand Eleven Dollars. LESSEE shall pay LESSOR upon execution hereof $17,011 as BASE RENT for the first month. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the BASE RENT. Rent shall be payable in lawful money of the United States to LESSOR at the address stated herein or to such other persons or at such other places as LESSOR may designate in writing.

     4.2 OPERATING EXPENSES. LESSEE shall pay to LESSOR during the term hereof, in addition to the BASE RENT, LESSEE'S Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during EACH CALENDAR YEAR of the term of this LEASE, in accordance with the following provisions:

          (a) "LESSEE'S SHARE" is defined, for purposes of this LEASE, AS __________ percent. Bldg. 3 - 46.24%, Bldg. 6 - 58.06%,
               Industrial Ctr - 91.92%.

          (b) "OPERATING EXPENSES" is defined, for purposes of this LEASE, as all costs incurred by LESSOR, if any, for:

               (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                    (aa) THE COMMON AREAS, including parking AREAS, loading and unloading AREAS, trash AREAS, ROADWAYS, SIDEWALKS, WALKWAYS, PARKWAYS, DRIVEWAYS, LANDSCAPED AREAS, striping, bumpers, irrigation systems, Common AREA lighting facilities and fences and gates;

                    (bb) TRASH DISPOSAL SERVICES;

                    (cc) TENANT DIRECTORIES;

                    (dd) FIRE DETECTION SYSTEMS including sprinkler system maintenance and repair;



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                    (ee) SECURITY SERVICES;

                    (ff) Any other SERVICE to be provided by LESSOR that is
                         ELSEWHERE in this LEASE STATED TO BE AN "OPERATING EXPENSE;"

               (ii) Any deductible portion of an insured loss concerning any of the items or matters described in this paragraph 4.2;

               (iii) The cost of the premiums for the liability and property insurance policies to be maintained by LESSOR under paragraph 8 hereof;

               (iv) The amount of the real property tax to be paid by LESSOR under paragraph 10.1 hereof;

               (v) The cost of water, gas and electricity to service the Common AREAS.

          (c) The inclusion of the improvements, facilities and services set forth in paragraph 4.2(b)(i) of the definition of Operating Expenses shall not be deemed to impose an obligation upon LESSOR to either have said improvements or facilities or to provide those services unless the industrial Center already has the same. LESSOR already provides the services, or LESSOR has agreed elsewhere in this LEASE to provide the same or some of them.

          (d) LESSEE'S Share of Operating Expenses shall be payable by LESSEE within ten (10) days after a reasonably detailed statement of actual expenses is presented to LESSEE by LESSOR. At LESSOR's option, however, an amount may be estimated by LESSOR from time to time of LESSEE'S Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as LESSOR shall designate, during each twelve-month period of the LEASE term, on the same day as the BASE RENT is due hereunder, in the event that LESSEE PAYS LESSOR's ESTIMATE OF LESSEE'S SHARE OF OPERATING EXPENSES as aforesaid. LESSOR shall deliver to LESSEE within sixty (60) days after the expiration of EACH CALENDAR YEAR A REASONABLY DETAILED STATEMENT SHOWING LESSEE'S Share of the actual OPERATING EXPENSES incurred during the preceding year. If LESSEE'S payments under this paragraph 4.2(d) during said preceding year exceed LESSEE'S Share as indicated on said statement, LESSEE shall be entitled to credit the amount of such overpayment against LESSEE'S Share of Operating Expenses next falling due. If LESSEE'S payments under this paragraph during said preceding year were less than LESSEE'S Share as indicated on said statement. LESSEE shall pay to LESSOR the amount of the deficiency within ten (10) days after delivery by LESSOR to LESSEE of said statement.

5. SECURITY DEPOSIT. LESSEE shall deposit with LESSOR upon execution hereof $24,100 Refer to Paragraph 48 as security for LESSEE'S faithful performance of LESSEE'S obligations hereunder. If LESSEE fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this LEASE, LESSOR may use, apply or, retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which LESSOR may become obligated by reason of LESSEE'S default, or to compensate LESSOR for any loss or damage which LESSOR may suffer thereby. If LESSOR so uses or applies all or any portion of said deposit, LESSEE shall within ten (10) days after written demand therefor deposit cash with LESSOR in an amount sufficient to restore said deposit to the full amount then required of LESSEE. If the monthly rent shall, from time to time, increase during the term of this LEASE, LESSEE shall, at the time of such increase, deposit with LESSOR additional money as a security deposit so that the total amount of the security deposit held by LESSOR shall at all times bear the same proportion to the then current BASE RENT as the initial security deposit bears to the initial BASE RENT set forth in paragraph 4. LESSOR shall not be required to keep said security deposit separate from its general accounts. If LESSEE performs all of LESSEE'S obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by LESSOR, shall be returned, without payment of interest or other increment for its use, to LESSEE (or, at LESSOR's option, to the last assignee, if any, of LESSEE'S interest hereunder) at the expiration of the term hereof, and after LESSEE has vacated the PREMISES. No trust relationship is created herein BETWEEN LESSOR and LESSEE with respect to said SECURITY DEPOSIT.

6.   USE.

     6.1 USE. THE PREMISES SHALL BE USED AND OCCUPIED only for office, R&D, and manufacturing for biomedical products in compliance with M1A zoning under the City of San Diego Municipal Code or any other use which is reasonably comparable and for no other purpose.

     6.2  COMPLIANCE WITH LAW.

          (a) LESSOR warrants to LESSEE that the PREMISES, in the state existing on the date that the LEASE term commences, but without regard to the use for which LESSEE will occupy the PREMISES, does not violate any covenants or restrictions of record, or any applicable building code, regulation of ordinance in effect on such LEASE term commencement date. In the EVENT IT IS DETERMINED THAT THIS WARRANTY HAS BEEN VIOLATED, then it shall be the obligation of the LESSOR, after written notice from LESSEE, to promptly, AT LESSOR'S SOLE COST AND EXPENSE, rectify any such violation. In the event LESSEE DOES NOT GIVE TO LESSOR WRITTEN NOTICE of the VIOLATION of this WARRANTY WITHIN SIX MONTHS FROM THE DATE that the LEASE term commences, the correction of the same shall be the obligation of the LESSEE at LESSEE'S sole cost. The warranty contained in this paragraph 6.2(a) shall be of no force or effect if, prior to the date of this LEASE, LESSEE WAS AN OWNER or OCCUPANT of the PREMISES and, in such event, LESSEE shall correct any such violation at LESSEE'S sole cost.

          (b) Except as provided in paragraph 6.2(a) LESSEE shall, AT LESSEE'S EXPENSE, promptly comply with all APPLICABLE STATUTES, ORDINANCES, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the PREMISES and the occupation and use by LESSEE of the PREMISES and of the Common AREAS. LESSEE shall not use nor permit the use of the PREMISES or the Common AREAS in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Industrial Center. Refer to Paragraph 52.

     6.3  CONDITION OF PREMISES.

          (a) LESSOR shall deliver the PREMISES to LESSEE clean and free of debris on the LEASE commencement date (unless LESSEE is already in possession) and LESSOR warrants to LESSEE that the plumbing, lighting, air conditioning, heating, and loading doors that existed in the PREMISES prior to installing LEASEhold improvements and remain subsequent shall be in good operating condition on the LEASE commencement date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of LESSOR, after receipt of written notice from LESSEE setting forth with specificity the nature of the violation, to promptly, at LESSOR's sole cost, rectify such violation. LESSEE'S failure to give such written notice to LESSOR within six months after the LEASE commencement date shall cause the conclusive presumption that LESSOR has complied with all of LESSOR's obligations hereunder. The warranty contained in this paragraph 6.3(a) shall be of no force or effect if prior to the date of this LEASE. LESSEE was an owner or occupant of the PREMISES.

     (b) Except as otherwise provided in this LEASE, LESSEE hereby accepts the PREMISES in their condition existing as of the LEASE commencement date or the date that LESSEE takes possession of the PREMISES, whichever is earlier, subject to all applicable zoning, municipal county and state laws, ordinances and regulations governing and regulating the use of the PREMISES, and any covenants or restrictions of record, and accepts this LEASE subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. LESSEE acknowledges that neither LESSOR nor LESSOR's agent has made any representation or warranty as to the present or future suitability of the PREMISES for the conduct of LESSEE'S business.

7.   MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

     7.1 LESSOR'S OBLIGATIONS. Subject to the provisions of paragraphs 4.2 (Operating Expenses), 6 (Use), 7.2 (LESSEE'S Obligations) and 9 (Damage or Destruction) and except for damage caused by any negligent or intentional act or omission of LESSEE, LESSEE'S employees, suppliers, shippers, customers, or invitees, in which event LESSEE shall repair the damage, LESSOR, at LESSOR's expense, subject to reimbursement pursuant to paragraph 4.2, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the PREMISES, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations of the Common AREAS and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to paragraph 4.2. LESSOR shall not, however, be obligated to paint the exterior or interior surface of exterior walls, nor shall LESSOR be required to maintain, repair or replace windows, doors or plate glass of the PREMISES. LESSOR shall have no obligation to make repairs under this paragraph 7.1 until a reasonable time after receipt of written notice from LESSEE of the need for such repairs. LESSEE expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford LESSEE the right to make repairs at LESSOR's expense or to terminate this LEASE because of LESSOR's failure to keep the PREMISES in good order, condition and repair. LESSOR shall not be liable for damages or loss of any kind or nature by reason of LESSOR's failure to furnish any Common AREA Services when such failure is caused by accident, breakage, repairs, strikes, lockout, or other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of LESSOR.

     7.2  LESSEE'S OBLIGATIONS.

          (a) Subject to the provisions of paragraph 6 (Use), 7.1 (LESSOR's Obligations, and 9 (Damage or Destruction), LESSEE, at LESSEE'S expense, shall keep in good order, condition and repair the PREMISES and every part thereof (whether or not the damaged portion of the PREMISES or the means of repairing the same are reasonably or readily accessible to LESSEE) including, without limiting the generality of the foregoing, all plumbing, heating, ventilating and air conditioning systems (LESSEE shall procure and maintain, at LESSEE'S EXPENSE, a ventilating and air conditioning system maintenance contract), electrical and lighting facilities and equipment within the PREMISES, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass, and skylights located within the PREMISES. LESSOR reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract and if LESSOR so elects, LESSEE shall reimburse LESSOR, upon demand, for the cost thereof.

          (b) If LESSEE fails to perform LESSEE'S obligations under this paragraph 7.2 or under any other paragraph of this LEASE, LESSOR may enter upon the PREMISES after ten (10) days' prior written notice to LESSEE (except in the case of emergency, in which no notice shall be required), perform such obligations on LESSEE'S behalf and put the PREMISES in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to LESSER together with LESSEE'S next BASE RENT installment.

          (c) On the last day of the term hereof, or on any sooner termination, LESSEE shall surrender the PREMISES to LESSOR in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the PREMISES shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices. LESSEE shall repair any damage to the PREMISES occasioned by the installation or removal of LESSEE'S trade fixtures, alterations, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this LEASE. LESSEE shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the PREMISES in good operating condition.

     7.3  ALTERATIONS AND ADDITIONS.

          (a) LESSEE shall not, without LESSOR's prior written consent which will not be unreasonably withheld or delayed make any alterations, improvements, additions, or Utility Installations in, on, or about the PREMISES, or the Industrial Center except for nonstructural alterations to the PREMISES not exceeding $2,500 in cumulative costs, during the term of this LEASE. In any event, whether or not in excess of $2,500 in cumulative cost, LESSEE shall make no change or alteration to the




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
exterior of the PREMISES nor the exterior of the Building nor the Industrial Center without LESSOR's prior written consent. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing, and fencing. LESSOR may require that LESSEE remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the PREMISES and the Industrial Center to their prior condition. LESSOR may require LESSEE to provide LESSOR, at LESSEE'S sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure LESSOR against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should LESSEE make any alterations, improvements, additions or Utility Installations without the prior approval of LESSOR, LESSOR may, at any time during the term of this LEASE, require that LESSEE remove any or all of the same.

          (b) Any alterations, improvements, additions or Utility Installations in or about the PREMISES or the Industrial Center that LESSEE shall desire to make and which requires the consent of the LESSOR shall be presented to LESSOR in written form, with proposed detailed plans. If LESSOR shall give its consent, the consent shall be deemed conditioned upon LESSEE acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to LESSOR prior to the commencement of the work and the compliance by LESSEE of all conditions of said permit in a prompt and expeditious manner.

          (c) LESSEE shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for LESSEE at or for use in the PREMISES, which claims are or may be secured by any mechanic's or materialmen's lien against the PREMISES, or the Industrial Center, or any interest therein. LESSEE shall give LESSOR not less than ten (10) days' notice prior to the commencement of any work in the PREMISES, and LESSOR shall have the right to post notices of non-responsibility in or on the PREMISES or the Building as provided by law. If LESSEE shall, in good faith, contest the validity of any such lien, claim or demand, then LESSEE shall, at its sole expense defend itself and LESSOR against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the LESSOR or the PREMISES or the Industrial Center upon the condition that if LESSOR shall require, LESSEE shall furnish to LESSOR a surety bond satisfactory to LESSOR in an amount equal to such contested lien claim or demand indemnifying LESSOR against liability for the same and holding the PREMISES and the Industrial Center free from the effect of such lien or claim. In addition, LESSOR may require LESSEE to pay LESSOR's attorney's fees and costs in participating in such action if LESSOR shall decide it is to LESSOR's best interest to do so.

          (d) All alterations, improvements, additions and Utility Installations which may be made on the PREMISES, shall be the property of LESSOR and shall remain upon and be surrendered with the PREMISES at the expiration of the LEASE term, unless LESSOR requires their removal pursuant to paragraph 7.3(a). Notwithstanding the provisions of this paragraph 7.3(d), LESSEE'S machinery and equipment, other than that which is affixed to the PREMISES so that it cannot be removed without material damage to the PREMISES, and other than Utility Installations, shall remain the property of LESSEE and may be removed by LESSEE subject to the provisions of paragraph 7.2.

     7.4 UTILITY ADDITIONS. LESSOR reserves the right to install new or additional utility facilities throughout the Building and the Common Areas for the benefit of LESSOR or LESSEE, or any other LESSEE of the Industrial Center, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with LESSEE'S use of the PREMISES.

8. INSURANCE; INDEMNITY.

     8.1 LIABILITY INSURANCE -- LESSEE. LESSEE shall, at LESSEE'S expense, obtain and keep in force during the term of this LEASE a policy of Combined Single Limit Bodily Injury and Property Damage insurance insuring LESSEE and LESSOR against any liability arising out of the use, occupancy or maintenance of the PREMISES and the Industrial Center. Such insurance shall be in an amount not less than $1,000,000.00 per occurrence. The policy shall insure performance by LESSEE of the indemnity provisions of this paragraph 8. The limits of said insurance shall not, however, limit the liability of LESSEE hereunder.

     8.2 LIABILITY INSURANCE -- LESSOR. LESSOR shall obtain and keep in force during the term of this LEASE a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring LESSOR, but not LESSEE, against any liability arising out of the ownership, use, occupancy, or maintenance of the Industrial Center in an amount not less than $1,000,000.00 per occurrence.

     8.3 PROPERTY INSURANCE. LESSOR shall obtain and keep in force during the term of this LEASE a policy or policies of insurance covering loss or damage to the Industrial Center improvements, but not LESSEE'S personal property, fixtures, equipment or tenant improvements, in an amount not to exceed the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the PREMISES) special extended perils ("all risk", as such term is used in the insurance industry), plate glass insurance and such other insurance as LESSOR deems advisable. In addition, LESSOR shall obtain and keep in force, during the term of this LEASE, a policy of rental value insurance covering a period of one year, with loss payable to LESSOR, which insurance shall also cover all Operating Expenses for said period. In the event that the PREMISES shall suffer an insured loss as defined in paragraph 9.1(g) hereof, the deductible amounts under the casualty insurance policies relating to the PREMISES shall be paid by LESSEE.

     8.4 PAYMENT OF PREMIUM INCREASE.

          (a) After the term of this LEASE has commenced, LESSEE shall not be responsible for paying LESSEE'S Share of any increase in the property insurance premium for the Industrial Center specified by LESSOR's insurance carrier as being caused by the use, acts or omissions of any other LESSEE of the Industrial Center, or by the nature of such other LESSEE'S occupancy which create an extraordinary or unusual risk.

          (b) LESSEE, however, shall pay the entirety of any increase in the property insurance premium for the Industrial Center over what it was immediately prior to the commencement of the term of this LEASE if the increase is specified by LESSOR's insurance carrier as being caused by the nature of LESSEE'S occupancy or any act or omission of LESSEE.

     8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the PREMISES, as set forth in the most current issue of "Best's Insurance Guide." LESSEE shall not do so or permit to be done anything which shall invalidate the insurance policies carried by LESSOR. LESSEE shall deliver to LESSOR copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the commencement date of this LEASE. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to LESSOR. LESSEE shall, at least thirty (30) days prior to the expiration of such policies, furnish LESSOR with renewals or "binders" thereof. LESSEE'S insurance policies shall name LESSOR as additional insured.

     8.6 WAIVER OF SUBROGATION. LESSEE and LESSOR each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against which perils occur in, on or about the PREMISES, whether due to the negligence of LESSOR or LESSEE or their agents, employees, contractors and/or invitees. LESSEE and LESSOR shall, upon obtaining the policies of insurance required give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this LEASE.

     8.7 INDEMNITY.

          (a) LESSEE shall indemnify and hold harmless LESSOR from and against any and all claims arising from LESSEE'S use of the Industrial Center, or from the conduct of LESSEE'S business or from any activity, work or things done, permitted or suffered by LESSEE in or about the PREMISES or elsewhere and shall further indemnify and hold harmless LESSOR from and against any and all claims arising from any breach or default in the performance of any obligation on LESSEE'S part to be performed under the terms of this LEASE, or arising from any act or omission of LESSEE, or any of LESSEE'S agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against LESSOR by reason of any such claim. LESSEE upon notice from LESSOR shall defend the same at LESSEE'S expense by counsel reasonably satisfactory to LESSOR and LESSOR shall cooperate with LESSEE in such defense. LESSEE, as a material part of the consideration to LESSOR, hereby assumes all risk of damage to property of LESSEE or injury to persons, in, upon or about the Industrial Center arising from any cause and LESSEE hereby waives all claims in respect thereof against LESSOR.

          (b) Refer to page 11.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. LESSEE hereby agrees that LESSOR shall not be liable for injury to LESSEE'S business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of LESSEE, LESSEE'S employees, invitees, customers, or any other person in or about the PREMISES or the Industrial Center, nor shall LESSOR be liable for injury to the person of LESSEE, LESSEE'S employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the PREMISES or upon other portions of the Industrial Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to LESSEE. LESSOR shall not be liable for any damages arising from any act or neglect of any other LESSEE, occupant or user of the Industrial Center, nor from the failure of LESSOR to enforce the provisions of any other LEASE of the Industrial Center.

9. DAMAGE OR DESTRUCTION.

     9.1 DEFINITIONS.

          (a) "Premises Partial Damage" shall mean if the PREMISES are damaged or destroyed to the extent that the cost of repair is less than fifty percent of the then replacement cost of the PREMISES.

          (b) "Premises Total Destruction" shall mean if the PREMISES are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the PREMISES.

          (c) "Premises Building Partial Damage" shall mean if the Building of which the PREMISES are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent of the then replacement cost of the Building.

          (d) "Premises Building Total Destruction" shall mean if the Building of which the PREMISES are a part is damaged or destroyed to the extent that the cost to repair is fifty percent or more of the then replacement cost of the Building.

          (e) "Industrial Center Buildings" shall mean all of the buildings on the Industrial Center site.

          (f) "Industrial Center Buildings Total Destruction" shall mean if the Industrial Center Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent or more of the then replacement cost of the Industrial Center Buildings.

          (g) "Insured Loss" shall mean damage or destruction which was covered by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (h) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring excluding all improvements made by lessees.

     9.2  PREMISES PARTIAL DAMAGE; PREMISES BUILDING PARTIAL DAMAGE.

          (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage to the Premises, but not Lessee's fixtures, equipment or tenant improvements within 120 days, notwithstanding delays caused by local, state, and federal regulations, and this Lease shall continue in full force and effect.

          (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

     9.3 PREMISES TOTAL DESTRUCTION; PREMISES BUILDING TOTAL DESTRUCTION; INDUSTRIAL CENTER BUILDINGS TOTAL DESTRUCTION.

          (a) Subject to the provisions of paragraph 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, and which falls into the classification of either (i) Premises Total Destruction, or (ii) Premises Building Total Destruction, or (iii) Industrial Center Buildings Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible at Lessor's expense, and this Lease shall continue in full force and effect, or (iii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

     9.4  DAMAGE NEAR END OF TERM.

          (a) Subject to paragraph 9.4(b), if at any time during the last six months of the term of this Lease there is substantial damage, whether or not an Insured Loss, which falls within the classification of Premises Partial Damage, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

          (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5  ABATEMENT OF RENT; LESSEE'S REMEDIES.

          (a) In the event Lessor repairs or restores the Premises pursuant to the provisions of this paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this paragraph 9 and shall commence such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

     9.6 TERMINATION -- ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payment made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

10.  REAL PROPERTY TAXES.

     10.1 PAYMENT OF TAXES. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Industrial Center subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provision of paragraph 4.2, except as otherwise provided in paragraph 10.2.

     10.2 ADDITIONAL IMPROVEMENTS. Lessee shall not be responsible for paying Lessee's Share of any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements place upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

     10.3 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Industrial Center or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Industrial Center or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Industrial Center. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinbefore included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     10.4 JOINT ASSESSMENT. If the Industrial Center is not separately assessed, Lessee's Share of the real property tax liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5 PERSONAL PROPERTY TAXES.

          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease of in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold or delay. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under paragraph 13.1.

     12.2 LESSEE AFFILIATE. Notwithstanding the provisions of paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

     12.3 TERMS AND CONDITIONS OF ASSIGNMENT. Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

     12.4 TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be included in subleases:

     (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under that Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

     (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

     (c) If Lessee's obligations under this Lease have been guaranteed by third parties, then a sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

     (d) The consent by Lessor to any subletting shall not release Lessee from its obligations or alter the primary liability of Lessee to pay the rent and perform and comply with all of the obligations of Lessee to be performed under this Lease.

     (e) The consent by Lessor to any subletting shall not constitute a consent to any subsequent subletting by Lessee or to any assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

     (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

     (g) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

     (h) Each and every consent required of Lessee under a sublease shall also require the consent of Lessor.

     (i) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

     (j) Lessor's written consent to any subletting of the Premises by Lessee shall not constitute an acknowledgement that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

     (k) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within ten (10) days after service of said notice of default upon sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

     12.5 ATTORNEY'S FEES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable attorneys fees incurred in connection therewith, such attorneys fees not to exceed $450.00 for each such request.

13.  DEFAULT; REMEDIES.

     13.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

     (a)  The vacating or abandonment of the Premises by Lessee.

     (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph.

     (c) Except as otherwise provided in this Lease, the failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for a cure, then Lessee shall not be deemed to be in default if Lessee commenced with such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee upon applicable Unlawful Detainer statutes.

     (d) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute hereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

     (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligation hereunder, was materially false.

     13.2 REMEDIES. In the event of any such material default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default:

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonably attorney's fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to paragraph 15 applicable to the unexpired term of this Lease.

     (b) Maintain Lessee's right to possession in which case this Lease shall continue in effect whether or not Lessee shall have vacated or abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     13.3 DEFAULT BY LESSOR. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

      13.4 LATE CHARGES. LESSEE hereby acknowledges that late payment by LESSEE to LESSOR of Base Rent. LESSEE'S Share of Operating Expenses or other sums due hereunder will cause LESSOR to incur costs not contemplated by this LEASE, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on LESSOR by the terms of any mortgage or trust deed covering the Property. Accordingly, if any installment of Base Rent. Operating Expenses, or any other sum due from LESSEE shall not be received by LESSOR or LESSOR'S designee within ten (10) days after such amount shall be due, then, without any requirement for notice to LESSEE. LESSEE shall pay to LESSOR a late charge equal to 6% of such over due amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs LESSOR will incur by reason of late payment by LESSEE. Acceptance of such ate charge by LESSOR shall in no event constitute a waiver of LESSEE'S default with respect to such overdue amount, nor prevent LESSOR from exercising any of the other rights and remedies granted hereunder in the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of any of the aforesaid monetary obligations of LESSEE, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding paragraph 4.1 or any other provision of this LEASE to the contrary.

14. CONDEMNATION. If the Premises or any portion thereof or the Industrial Center are taken under the power of eminent domain, or sold under the threat of the exercise of said power fall of which are herein called "condemnation"), this LEASE shall terminate as to the parts so taken as of the date the condemning authority takes title or possession, whichever first occurs, if more than ten percent of the floor area of the Premises, or more than twenty-five percent of that portion of the Common Areas designated as parking for the Industrial Center is taken by condemnation. LESSEE may, at LESSEE'S option to be exercised in writing only within ten (10) days after LESSOR shall have given LESSEE written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this LEASE as of the date the condemning authority takes such possession. If LESSEE does not terminate this LEASE in accordance with the foregoing, this LEASE shall remain in full force and elect as to the portion of the premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises No reduction of rent shall occur if the only area taken is that which does not have the Premises located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of LESSOR whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages, provided however, that LESSEE shall be entitled to any award for loss of or damage to LESSEE'S trade fixtures and removable personal property in the event that this LEASE is not terminated by reason of such condemnation. LESSOR shall to the extent of severance damages received by LESSOR in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that LESSEE has been reimbursed therefor by the condemning authority. LESSEE shall pay any amount in excess of such severance damages required to complete such repair.

15.   BROKER'S FEE.

      (a) Upon execution of this LEASE by both parties. LESSOR shall pay to N/A Refer to Paragraph 51 Licensed real estate broker(s), a fee as set forth in a separate agreement between LESSOR and said broker(s), or in the event there is no separate agreement between LESSOR and said broker(s), the sum of $ None, for brokerage services rendered by said broker(s) to LESSOR in this transaction.

16.   ESTOPPEL CERTIFICATE.

      (a) Each party (as "responding party") shall at any time upon not less than ten (10) days prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this LEASE is unmodified and in full force and elect (or, if modified, stating the nature of such modification and certifying that this LEASE, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge any uncured defaults of the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of the business of the requesting party.

      (b) At the requesting party's option, the failure to deliver such statement within such time shall be a material default of this LEASE by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this LEASE is in full force and elect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance and (iii) if LESSOR is the requesting party, not more than one month's rent has been paid in advance.

      (c) If LESSOR desires of finance, refinance, or sell the Property, or any part thereof, LESSEE hereby agrees to deliver to any lender or purchaser designated by LESSOR such financial statements of LESSEE as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of LESSEE. All such financial statements shall be received by LESSOR and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean only General Atomics, and in the event of any transfer of such title or interest, LESSOR herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects LESSOR'S obligations thereafter to be performed, provided that any funds in the hands of LESSOR or the then grantor at the time of such transfer, in which LESSEE has an interest, shall be delivered to the grantee. The obligations contained in this LEASE to be performed by LESSOR shall, subject as aforesaid, be binding on LESSOR'S successors and assigns, only during their respective periods of ownership.


18. SEVERABILITY. The invalidity of any provision of this LEASE as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to LESSOR not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by LESSEE under this LEASE, provided, however that interest shall not be payable on late charges incurred by LESSEE nor on any amounts upon which late charges are paid by LESSEE.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this LEASE.

21. ADDITIONAL RENT. All monetary obligations of LESSEE to LESSOR under the terms of this LEASE, including but not limited to LESSEE'S Share of Operating Expenses and insurance and tax expenses payable shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS AMENDMENTS. This LEASE contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This LEASE may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this LEASE. LESSEE hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the LESSOR or any employee or agents of any of said persons has made any oral or written warranties or representations to LESSEE relative to the condition or use by LESSEE of the Premises or the Property and LESSEE acknowledges that LESSEE assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this LEASE except as otherwise specifically stated in this LEASE.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to LESSEE or to LESSOR at the address noted below the signature of the respective parties as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon LESSEE'S taking possession of the Premises, the Premises shall constitute LESSEE'S address for notice purposes. A copy of all notices required or permitted to be given to LESSOR hereunder shall be concurrently transmitted to such party or parties at such addresses as LESSOR may from time to time hereafter designate by notice to LESSEE.

24. WAIVERS. No waiver by LESSOR or any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by LESSEE of the same or any other provision. LESSOR'S consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of LESSOR'S consent to or approval of any subsequent act by LESSEE. The acceptance of rent hereunder by LESSOR shall not be a waiver of any preceding breach by LESSEE of any provision hereof, other than the failure of LESSEE to pay the particular rent so accepted, regardless of LESSOR'S knowledge of such preceding breach at the time of acceptance of such rent.

26. HOLDING OVER. If LESSEE, with LESSOR'S consent remains in possession of the Premises or any part thereof after the expiration of the term hereof such occupancy shall be a tenancy from month to month upon all the provisions of this LEASE pertaining to the obligations of LESSEE, but all Options, if any, granted under the terms of this LEASE shall be deemed terminated and be of no further effect during said month to month tenancy. Such continued tenancy shall be at a rate of 125% of the amount paid by the LESSEE the last month of the term thereof.


MULTI TENANT -- MODIFIED NET
(c) American Industrial Real Estate Association 1981

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this LEASE performable by LESSEE shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by LESSEE and subject to the provisions of paragraph 17, this LEASE shall bind the parties, their personal representatives, successors and assigns. This LEASE shall be governed by the laws of the State where the Industrial Center is located and any litigation concerning this LEASE between the parties hereto shall be initiated in the county in which the Industrial Center is located.

30.  SUBORDINATION.

     (a) This LEASE, and any Option granted hereby, at LESSOR'S option, shall be subordinate to any ground LEASE, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Industrial Center and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, LESSEE'S right to quiet possession of the Premises shall not be disturbed if LESSEE is not in default and so long as LESSEE shall pay the rent and observe and perform all of the provisions of this LEASE, unless this LEASE is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground LESSOR shall elect to have this LEASE and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground LEASE, and shall give written notice thereof to LESSEE, this LEASE and such Options shall be deemed prior to such mortgage, deed of trust or ground LEASE, whether this LEASE or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground LEASE or the date of recording thereof.

     (b) LESSEE agrees to execute any reasonable documents required to effectuate an attornment, a subordination or to make this LEASE or any Option granted herein prior to the lien of any mortgage, deed of trust or ground LEASE, as the case may be. LESSEE'S failure to execute such documents within ten (10) days after written demand shall constitute a material default by LESSEE hereunder without further notice to LESSEE or, at LESSOR'S option, LESSEE does hereby make, constitute and irrevocably appoint LESSOR as LESSEE'S attorney-in-fact and in LESSEE'S name, place and stead, to execute such documents in accordance with this paragraph 30(b).

31. ATTORNEY'S FEES. If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

32. LESSOR'S ACCESS. LESSOR and LESSOR'S agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or LESSEES, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are part as LESSOR may deem necessary or desirable. LESSOR may at any time place on or about the Premises or the Building any ordinary "For Sale" signs and LESSOR may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For LEASE" signs. All activities of LESSOR pursuant to this paragraph shall be without abatement of rent, nor shall LESSOR have any liability to LESSEE for the same.

33. AUCTIONS. LESSEE shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained LESSOR'S prior written consent. Notwithstanding anything to the contrary in this LEASE, LESSOR shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. LESSEE shall not place any sign upon the Premises or the Industrial Center without LESSOR'S prior written consent. Under no circumstances shall LESSEE place a sign on any roof of the Industrial Center.

35. MERGER. The voluntary or other surrender of this LEASE by LESSEE, or a mutual cancellation thereof, or a termination by LESSOR, shall not work a merger, and shall, at the option of LESSOR, terminate all or any existing subtenancies or may, at the option of LESSOR, operate as an assignment to LESSOR of any or all of such subtenancies.

36. CONSENTS. Except for paragraph 33 hereof, wherever in this LEASE the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. GUARANTOR. In the event that there is a guarantor of this LEASE, said guarantor shall have the same obligations as LESSEE under this LEASE.

38. QUIET POSSESSION. Upon LESSEE paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on LESSEE'S part to be observed and performed hereunder, LESSEE shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this LEASE. The individuals executing this LEASE on behalf of LESSOR represent and warrant to LESSEE that they are fully authorized and legally capable of executing this LEASE on behalf of LESSOR and that such execution is binding upon all parties holding an ownership interest in the Property.

39.  OPTIONS.

     39.1 DEFINITION. As used in this paragraph the word "Option" has the following meaning: (2) the option to LEASE expansion space.

     39.2 OPTIONS PERSONAL. Each Option granted to LESSEE in this LEASE is personal to the original LESSEE and may be exercised only by the original LESSEE while occupying the Premises who does so without the intent of thereafter assigning this LEASE or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than LESSEE, provided, however, that an Option may be exercised by or assigned to any LESSEE Affiliate as defined in paragraph 12.2 of this LEASE. The Options, if any, herein granted to LESSEE are not assignable separate and apart from this LEASE, nor may any Option be separated from this LEASE in any manner, either by reservation or otherwise.

     39.3 MULTIPLE OPTIONS. In the event that LESSEE has any multiple options to extend or renew this LEASE a later option cannot be exercised unless the prior option to extend or renew this LEASE has been so exercised.

     39.4 EFFECT OF DEFAULT ON OPTIONS.

          (a) LESSEE shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date LESSOR gives to LESSEE a notice of default pursuant to paragraph 13.1(b) or 13.1(c) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the date after a monetary obligation to LESSOR is due from LESSEE and unpaid (without any necessity for notice thereof to LESSEE) and continuing until the obligation is paid, or (iii) at any time after an event of default described in paragraphs 13.1(a), 13.1(d), or 13.1(e) (with LESSOR to give notice of such default to LESSEE), nor (iv) in the event that LESSOR has given to LESSEE three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period of time immediately prior to the time that LESSEE attempts to exercise the subject Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of LESSEE'S inability to exercise an Option because of the provisions of paragraph 39.4(a).

          (c) All rights of LESSEE under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding LESSEE'S due and timely exercise of the Option, if, after such exercise and during the term of this LEASE, (i) LESSEE fails to pay to LESSOR a monetary obligation of LESSEE for a period of thirty (30) days after such obligation becomes due (without any necessity of LESSOR to give notice thereof to LESSEE), or (ii) LESSEE fails to commence to cure a default specified in paragraph 13.1(c) within thirty (30) days after the date that LESSOR gives notice to LESSEE of such default and/or LESSEE fails thereafter to diligently prosecute said cure to completion, or
(iii) LESSEE commits a default described in paragraph 13.1(a), 13.1(d) or 13.1(e) (without any necessity of LESSOR to give notice of such default to LESSEE), or (iv) LESSOR gives to LESSEE three or more notices of default under paragraph 13.1(b), or paragraph 13.1(c), whether or not the defaults are cured.

40. SECURITY MEASURES. LESSEE hereby acknowledges that LESSOR shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Industrial Center. LESSEE assumes all responsibility for the protection of LESSEE, its agents, and invitees and the property of LESSEE and of LESSEE'S agents and invitees from acts of third parties. Nothing herein contained shall prevent LESSOR, at LESSOR'S sole option, from providing security protection for the Industrial Center or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

41. EASEMENTS. LESSOR reserves to itself the right, from time to time, to grant such easements, rights and dedications that LESSOR deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by LESSEE. LESSEE shall sign any of the aforementioned documents upon request of LESSOR and failure to do so shall constitute a material default of this LEASE by LESSEE without the need for further notice to LESSEE.

42. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this LEASE.

MULTI TENANT -- MODIFIED NET
(c) American Industrial Real Estate Association 1981

43. AUTHORITY. If Lessee is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

44. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

45. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by Lessor and Lessee.

46. ADDENDUM. Attached hereto is an addendum or addenda containing paragraphs 47 through 54 which constitute a part of this Lease and Exhibits A-1 through A-5.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.




             LESSOR                                          LESSEE


         GENERAL ATOMICS                                   IXSYS, INC.

By                                               By
   -------------------------                        -------------------------


By Director Facilities                           By Director Facilities
   -------------------------                        -------------------------

Executed on June 30, 1993                        Executed on June 30, 1993
            ----------------                                 ----------------
            (Corporate Seal)                                 (Corporate Seal)



  ADDRESS FOR NOTICES AND RENT                               ADDRESS

--------------------------------                 -------------------------------


--------------------------------                 -------------------------------


--------------------------------                 -------------------------------

For these forms write the American Industrial Real Estate Association, 350 South Figueroa St. Suite 275, Los Angeles, CA 90071 (213) 687-8777

            8.7 (b) Lessor shall indemnify and hold harmless from and against any and all claims arising from any work or things done, permitted or suffered by Lessor in or about the Premises arising from any act or omission of Lessor or any of Lessor's agents, contractors, or employees, or arising from any breach or default by Lessor under any of its obligations under this Lease, and from and against all costs, attorney's fees, expenses, liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

47.   MASTER LEASE

Lessor is the tenant under a certain lease (the "Master Lease") with Sorrento West Properties Inc. ("Master Lessor") of the Industrial Center. Lessor covenants, represents, and warrants that Lessor is not in default under the Master Lease, has not received any notice of termination by Master Lessor, of the Master Lease, that the execution and performance by Lessor of the terms and conditions of this Lease will not violate any of the terms of the Master Lease, and that Lessor will not willfully commit any act or omission which would violate any term or condition of the Master Lease or cause the termination of the Master Lease during the term of this Lease.

Allstate Life Insurance Company of New York holds a financial interest in the industrial center secured by a deed of trust on the property which requires an assignment of Borrower's interest in the Master Lease and all Subleases in the unlikely event that the Lender obtains rights of possession through, foreclosure, deed in lieu of foreclosure, or otherwise. By execution of this Lease, Lessee acknowledges the Lender's position and Sublessee's obligation as described in the "AGREEMENT OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT" Exhibit A-3, attached to and made a part of this Lease Agreement.

48.   RENT AND SECURITY DEPOSIT

Rent for space leased at different times during the term of the Lease shall all be charged at the same base rate, be prorated to start the date of possession and shall be due and payable on or before the first day of the month.

      48.1 Base Rent. The base rent for "first-in" space shall be at a rate of $0.72 per gross square foot per month ($0.72 x 14,000 SF + $0.72 x 9626 SF = $17,011), net of all operating expenses covered in Paragraph 4.2. Starting base rent for "expansion" space added to the premises shall be at the same base rate as that being charged for the "first-in" space.

      48.2 Rent Increases. On each anniversary of the Lease, the base rent for all space under lease, "first-in" and "expansion", shall be increased as described in Paragraph 55 "Rent Escalations".

      48.3 Leasehold Improvement Recovery. Upon completion of leasehold improvements and accumulation of pertinent cost information, the total cost of leasehold improvements will be determined and total cost amortized at 12% per annum over the balance of the lease term. Since leasehold improvements for "expansion" space will be installed after the commencement date of the Lease, the unpaid balance of the "first-in" leasehold improvements will added to the cost of leasehold improvements for the "expansion" space and the new balance amortized at 12% per annum over the remaining period of the five-year term.

      48.4 Upon execution of this Lease, Lessee shall pay Lessor a security deposit in the amount equivalent to one month's rent (23,626 SF @ $0.72) plus two months' operating expenses (2 x 23,626 SF @ $0.15) or $24,100. The security deposit shall be adjusted by lease amendment to add one months' leasehold improvement charge and rent for added "expansion" space as covered in Paragraph 49(b).

49.   COMMENCEMENT DATE, TERM AND EXPANSION SPACE

            (a) The term for the "first-in" space shall commence on October 1, 1993. For Building 6 "first-in" space, rent and operating expenses shall start on September 1, 1993; For Building 3, "first-in" space, rent and operating expenses shall start concurrent with date of occupancy, or November 1, 1993, whichever occurs first.

            (b) The term of the Lease shall extend for five years commencing on the date of possession of the "first-in" space. The end of lease term for all "first-in" and "expansion" space shall be concurrent. Parties agree to execute at the appropriate dates, a lease amendment that establishes the five year term, adjusts security deposit and stipulates the prorata share of operating expenses and leasehold improvement cost recovery during the Lessee's tenancy.

            (c) Assuming the Lease is in full force and effect and Lessee is not in default of terms of the Lease, as can be verified by Lessee by written notice from Lessor, Lessee shall have the option to expand into space designated as "expansion" space as shown on Exhibits A-2 and A-3. Lessee shall give Lessor a minimum of 60 days advance written notice to lease expansion space in Building 3 and a minimum of 120 days advance written notice to lease expansion space in Building 6. The option to expand shall run for a period of one year from the commencement date for "first-in" space. Upon expiration of the one year option, Lessee shall lease and take possession of "expansion" space in Building 3 and Lessor shall be allowed to lease "expansion" space in Building 6 to other tenants.

            (d) Lessee shall allow Lessor reasonable access to space retained by the Lessor, for Lessor's beneficial use, and shall afford Lessor permission to use toilet room facilities, utilities and other common provisions, all to be cost shared as determined by prorata assignment, metering or agreed to audit determinations.

            (e) If Lessor decides to surrender "retained" space and offer space for lease, Lessee shall have Right of First Offer to lease said space. Assuming the Lease is in full force and effect and Lessee is not in default of terms of the Lease, as can be verified by Lessee through written notice from Lessor, Lessee shall have one month to give Lessor written notice of its acceptance. Right of First Offer will not apply to use of the space by Lessor or its affiliates. If Lessee does not exercise the right of First Offer, Lessee shall cooperate in redefining common area by surrendering, if requested to do so by Lessor, exclusive rights to use toilet rooms, access corridors, exits and other common features required to access "retained" space and to share the common area features on a prorata cost basis with an adjoining tenant. Space leased under Right of First Offer shall be at the same base rental rate and terms and conditions as "First-in" and "expansion" space.

50.   LEASEHOLD IMPROVEMENTS

The Parties agree that Lessor shall install certain leasehold improvements including: 1) minor physical changes and upgraded to the interior of Building 3 space, 2) an upgrade of Building 6 heating, ventilation and air conditioning system in Specialty Laboratories, Inc. constructed laboratories of Building 3, and 3) certain improvements in the expansion space of Building 6.

      50.1 First-in Space Improvements. Parties shall cooperate to specify leasehold improvements required to be installed prior to Lessee possession of the premises. Lessor agrees to have designed, installed and put into operation, those improvements so designated as "First-in" space improvements.

            (a) Parties agree that leasehold improvements for laboratory space in Building 3 shall be limited to that cost involved to change laboratory ventilation from the existing design to a system that provides 100 percent air exhaust. A budgetary limit of $50,000 is set aside by Lessor to finance and install these improvements.

            (b) Parties agree that leasehold improvements for administrative space in Building 6 shall be limited to $10.00 per square foot and shall be expanded for interior improvements that enhance utility of the space but not for modification of life safety features such as fire corridors, exits or other structural changes. Lessor shall set aside approximately $110,000 to finance and install these improvements.

            (c) Parties shall cooperate with the existing tenant, Specialty Laboratories, Inc., to conduct an orderly turnover of the Building 6 laboratories. A punch-list of items requiring repair or correction by the existing tenant prior to occupancy by the Lessee shall be prepared and agreement made between Specialty Laboratories, Lessee and Lessor as to the party responsible for these corrections.

      50.2 Expansion Space Improvements. The following applies to new leasehold improvements in the "expansion" space for Building 6 or improvements to any portion of the premises requiring building permits:

            (a) Design and Construction. Lessor shall cause the construction of leasehold improvements to the premises including the working drawings, permits, construction, and final city inspection.

            Within 15 business days after formal notice from the Lessee of its desire to lease Building 6 expansion space, Lessee and Lessor shall initiate work on a schematic drawing to be prepared by Lessor to included programming requirements. Promptly following receipt of comments on this schematic drawing from Lessee (not to exceed five business days), Lessor shall start preparation of final working drawings and specifications to be prepared by a qualified architect and engineer(s), for submittal to the City Building Department. Promptly after obtaining design approval from the City, Lessor shall cause the construction of leasehold improvements based on competitive bids and selection of qualified contractors.

            (b) Allowance. Lessor agrees to provide Lessee a leasehold improvement allowance in the amount of Five Hundred Thousand Dollars ($500,000) for design and construction applied toward expenditures against any and all costs incurred in the construction of the leasehold improvements, including, without limitation, any and all fees, charges, costs, or expenses of any kind incurred by the Lessor in connection with design, engineering, governmental processing and approval, cost of equipment, materials, labor, construction overhead and fees, utility hookup, equipment installation, testing, inspection, or any costs directly related to the leasehold improvements that improve value of the realty as reflected on the approved drawings and specifications. Excluded from the allowance are Lessor's direct applied project management costs, cost of design, purchase, relocation or setup of Lessee's fixtures, or excess costs incurred by Lessee as covered below.

            If the amount of the estimated costs for the leasehold improvements exceeds the allowance ("excess costs") , then not later than ten business days after delivery of estimated costs to Lessee, Lessee shall deliver to Lessor funds in the amount of the excess costs, which Lessor shall apply towards the cost of completing the leasehold improvements. In addition, if at any time during the construction of the leasehold improvements, the costs thereof incurred by Lessor equals the amounts of the allowance plus any excess costs previously paid by Lessee to Lessor, Lessor shall immediately prepare an estimate of the amounts reasonably required to complete the construction of the leasehold improvements, and

Lessor shall not be obligated to incur any additional expenses or continue construction of the leasehold improvements until Lessee has deposited with Lessor funds in the amount of the estimate so prepared by Lessor.

            (c) Lessee Delays. In no event shall the substantial completion dates of these leasehold improvements be extended due to a delay or fault of Lessee. Delays "due to the fault of Lessee" shall include, without limitation, delays caused by:

                  (i) Lessee's failure to timely prepare the preliminary plans or review preliminary plans, or to timely approve the working plans or the estimated costs, or to furnish information and cooperation to Lessor for the preparation by the Lessor and approval by governmental agencies of the final plans;

                  (ii) Lessee's request for or use of special materials, finishes or installations which are different than specified on Lessee approved drawings and specifications;

                  (iii) Lessee's failure to timely deposit with Lessor any funds required for any excess costs or costs in excess of the allowance for the completion of the tenant improvements;

                  (iv) Change orders requested by Lessee which actually result in a delay; or

                  (v) Interference with Lessor's construction activities caused by Lessee or Lessee's agents, employees, servants or independent contractors.

                  (vi) Lessee's failure to surrender adjoining areas for construction so Lessor can diligently complete said improvements or connections to occupied space without undue delays.

            Lessor shall give Lessee written notice of any delays due to the fault of Lessee hereunder promptly (within five (5) business days) after Lessor obtains knowledge of any such delays.

            (d) Change Orders. Lessee may from time to time have need to obtain change orders during the course of construction of the leasehold improvements, provided that:

                  (i) Each such request shall be in writing and signed by Lessee;

                  (ii) Each such request shall not result in any major or structural change in the building or tenant improvements as reasonably determined by Lessor; and

                  (iii) All additional charges and costs, including, without limitation, architectural and engineering costs, construction costs, material costs, and governmental processing costs, shall be the sole and exclusive obligation of Lessee.

            Upon Lessee's written request for a change order, Lessor shall as soon as reasonably possible submit to Lessee a written estimate of the increased cost attributable to the requested change. Within five business days of the date such estimated cost adjustment is delivered to the Lessee, Lessee shall advise Lessor whether or not it wishes to proceed with the change order. Unless Lessee includes in its initial change order request that work in progress at the time of the request be halted pending approval and execution of a change order, Lessor shall not stop construction of the tenant improvement, whether or not the change order relates to work then in progress or about to be started.

            (e) Completion of Premises. Within five business days after substantial completion, Lessee shall conduct a walk-through inspection of the Premises with Lessor and complete a punch-list of items needing correction or additional work, which punch-list shall be approved in writing by Lessor and Lessee. Lessee shall submit to the Lessor a final punch-list within 60 days after substantial completion, which shall include all items requiring correction or additional work and which shall be approved in writing by Lessor and Lessee. Neither punch-list shall include any damage to the Premises caused by Lessee or by Lessee's agents, employees, servants, or independent contractors, which damage shall be repaired or corrected by Lessee at its expense. If Lessee fails to submit any punch-list to Lessor within such 60 day period, it shall be deemed that there are no items needing additional work or repair (excluding latent defects). Lessor's contractor shall complete all Lessor-approved punch-list items within 30 days after submission of the final punch-list or as soon as practicable thereafter. Upon completion of such punch-list items, Lessee shall approve such corrected or completed items in writing to Lessor. If Lessee fails to notify Lessor of its approval or disapproval of such items within ten business days of completion, such items shall be deemed approved by Lessee.

50.3 For the purpose of interpreting obligations and ownership under terms of this lease, "base building improvements" are differentiated from "leasehold improvements" as being those improvements that pre-existed the installation of "leasehold improvements" installed in the premises on behalf of either Specialty Laboratories, Inc or the Lessee.

            (a) Under terms of this lease and termination of an existing lease for Building 6 premises, between Specialty Laboratories, Inc. and the Lessor, parties agree that Lessee shall purchase the Specialty Laboratories, Inc. leasehold and perform under obligations of this lease (between Lessor and Lessee) as if the alterations, improvements (additions and utility installations) had been installed by the Lessee.

            (b) Leasehold improvements installed and financed by the Lessor, and to be amortized over the term of the lease, shall be the property of the Lessor and remain upon the property of the Lessor upon expiration of the lease term unless Lessor requires their removal pursuant to Paragraph 7.3(a).

            (c) Leasehold improvements paid for upon installation by the Lessee, shall be the property of the Lessor and remain upon the property of the Lessor upon expiration of the lease term unless Lessor requires their removal pursuant to Paragraph 7.3(a). The leasehold may not be assigned, transferred, or sublet during the term of the lease without consent of the Lessor.

51.   BROKER'S FEE

Lessee represents and warrants to Lessor that it has not engaged any broker, finder, or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease and shall indemnify and hold harmless Lessor against any loss, cost, liability, or expense incurred by Lessor as a result of any claim asserted by any broker, finder, or other person on the basis of any arrangements made or alleged to have been made by or on behalf of Lessee.

52.   HAZARDOUS MATERIALS STORAGE AND USE

Lessee agrees that use of Hazardous Materials is incidental to its operations on the premises and is not the primary or substantial purpose of its Tenancy.

            (a) Lessee shall coordinate any permit application for use, storage, handling, and disposal of Hazardous Materials with the Lessor and shall submit updated copies of such permits, applications, and licenses to Lessor for Lessor's files. At the request of the Lessor, Lessee shall submit a list and material data sheet for all Hazardous Materials maintained in the Premises.

            (b) Lessor, the Master Lessor, and their respective agents and Lenders shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same for "Hazardous Materials" as defined in any Federal, State, or local law or regulation, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements, or additions to the Premises as Lessor or Master Lessor may deem necessary or desirable.

            (c) Hazardous Materials used, produced, stored, processed, treated, refined, generated, and disposed of by Lessee shall be the responsibility of Lessee, and Lessee shall undertake and perform all such activities in accordance with all applicable laws and regulations and in accordance with Lessor's standard practices and in a safe and reasonable manner, during the term of the Lease, when required or appropriate, but in no event later than the date that the Lease is terminated.

53. As used herein, "Lease" means "Sublease", "Lessor" means "Sublessor" and "Lessee" means "Sublessee".

                                  ADDENDUM TO

                                 STANDARD LEASE

DATED  June 1, 1993

BY AND BETWEEN    General Atomics

                  Ixsys, Inc.


54  RENT ESCALATIONS


      (a) On each anniversary of this Sublease, the monthly rent payable under paragraph 4 of the attached Lease shall be adjusted by the increase, if any, from the date this Lease Commenced, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim, California (1967=100), "All Items", herein referred to as "C.P.I."

      (b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

      (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this addendum.

      (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

      (e) Annual rent adjustment determined under (a) shall be 4% minimum and 8% maximum.

                                RENT ESCALATIONS                   Form RE-3-383

THE IDEAL LOCATION

      Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.


                                     [MAP]




DIRECTIONS          FROM SAN DIEGO:  Take the Sorrento Valley Exit off
                    Interstate 5 (north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site.
                    OR

                    Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley
[MAP] Road to Intersection with Sorrento Valley Blvd. Turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

                    FROM LOS ANGELES: Take Carmel Valley Road Exit off Interstate 5 (South). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard. Turn right over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle to Sorrento West site.

                    For information contact:







                                  Exhibit A-1

                                         FIRST-IN SPACE LEASED BY IXSYS  -9626SF

                                  BUILDING 63




                                     [MAP]




                                  Exhibit A-2

                                  [FLOOR PLAN]








                                  BUILDING 66





                                  Exhibit A-3

RECORDING REQUESTED BY AND        )
                                  )
WHEN RECORDED RETURN TO:          )
                                  )
PILLSBURY MADISON a SUTRO         )
101 West Broadway, Ste. 1800      )
San Diego, CA 92101               )
Attn:    Angela M. Yates, Esq.    )
--------------------------------------------------------------------------------
                                          (SPACE ABOVE FOR RECORDER'S USE)

                           AGREEMENT OF SUBORDINATION,
                          NONDISTURBANCE AND ATTORNMENT

      NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

      THIS AGREEMENT OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT ("Agreement") is dated the ___ day of December, 1991, between Allstate Life Insurance Company of New York ("Lender") and Ixsys, Inc., a ______________ _______________ ("Subtenant").

                                    RECITALS

      A. Sorrento Went Properties, Inc., a Delaware corporation ("Borrower") and General Atomics, a California corporation ("GA") are the landlord and tenant, respectively, under that certain Net Lease dated as of December 17, 1987 by and between Genesee Properties, Inc., a Wyoming corporation and GA (formerly known as "GA Technologies, Inc."), (the "Master Lease").

      B. Subtenant has executed that certain lease dated June 1, 1993 (the Sublease) with GA, as lessor or sublessor ("Landlord"), covering the premises (the "Premises") in that certain building located at 3520 & 3550 Dunhill Street San Diego, California (the "Property"); and

      C. Lender has made or has agreed to make a mortgage loan to Borrower secured by a deed of trust on the Property which includes an assignment of Borrower's interest in the Master Lease and all subleases (the "Mortgage"); and

      D. The parties hereto desire to confirm their understanding with respect to the Sublease and the Mortgage.

      NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements contained herein, the parties hereto agree as follows:

      1. The Sublease and the Master Lease are and shall continue to be unconditionally subject and subordinate in all respects to the Mortgage and the lien created thereby, and to any advancements made thereunder, and to any consolidations, extensions, modifications or renewals thereof.

      2. Subtenant agrees to give Lender a copy of any notice of default served on the Landlord by certified mail, return receipt requested, with postage prepaid, at Allstate Plaza West J2A, 3100 Sanders Road, Northbrook, Illinois 60062, Attn: Commercial Mortgage Division. If Landlord fails to cure such default within the time provided in the Sublease, Lender shall have the right, but not the obligation to cure such default on behalf of Landlord within thirty
(30) calendar days after the time provided for in the Sublease or within a reasonable period if such default cannot be cured within that time and Lender is proceeding with due diligence to cure such default. In such event Subtenant shall not terminate the Sublease while such remedies are being diligently pursued by Lender. Further, Subtenant shall not, as to Lender, require cure of any such default which is not susceptible of cure by Lender.

      3. So long an Subtenant is not in default under the Sublease, Subtenant's possession and occupancy of the Premises shall not be disturbed by Lender during the term of the Sublease or any extension thereof, subject to the terms of Section 4 below.

      4. If Lender obtains the right to possession of the Premises or if the Borrower's interest in the Property is transferred to Lender by foreclosure, deed in lieu of foreclosure, or otherwise, then the Master Lease and the Sublease shall be deemed automatically terminated, regardless of any contrary provisions of the Master Lease or the Sublease. However, Lender and Subtenant agree that, simultaneously with such termination, this Agreement will be deemed to constitute a new lease on terms identical to those in the Sublease, except for the identity of the Landlord. All terms and conditions of the Sublease are incorporated herein by this reference as if met forth in full. The provisions of this Paragraph 4 are intended to be self-effectuating.

      5. If Lender succeeds to Landlord's interest under the Sublease, Lender shall not be:

            (a) liable for any act or omission of Landlord, Borrower or any prior landlord; or

            (b) subject to any offsets or defenses which Subtenant might have against Landlord, Borrower or any prior landlord; or

            (c) required or obligated to credit Subtenant with any rent or additional rent for any rental period beyond the then current month which Subtenant might have paid Landlord, Borrower or any prior landlord; or

            (d) bound by any amendments or modifications of the Sublease made without Lender's consent, other than exercise of rights, options or elections contained in the Sublease, including without limitation options to extend the term of the Sublease; or

            (e) liable for the return of any security deposit unless such security deposit shall have been actually received by Lender. In the event of receipt of any such security deposit, Lender's obligations with respect thereto shall be limited to the amount of such security deposit actually received by Lender, and Lender shall be entitled to all rights, privileges and benefits of Landlord met forth in the Sublease with respect thereto.

      6.    Subtenant declares, agrees and acknowledges that:

            (a) Lender is not obligated to determine whether its loan proceeds are used for the purposes provided for in its loan agreement. If the Borrower uses or applies the loan proceeds for purposes other than those permitted in its loan agreement, that will not affect the subordination herein; and

            (b) Subtenant intentionally and unconditionally waives, subjects and subordinates the Sublease and the leasehold estate created by the Sublease in favor of the lien of the Mortgage. Subtenant acknowledges that Lender is relying upon this waiver, subjection and subordination in making a loan to Borrower and that loan would not be made without this waiver, subjection and subordination.

      7. The provisions of this Agreement shall be binding upon and inure to the benefit of Lender and Subtenant and their respective successors and assigns. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Subtenant's obligations under the Sublease. The words "Lender," "Landlord" and "Subtenant" shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns. This Agreement shall be governed by the laws of the State of California.

      8. Any notices to Subtenant hereunder shall be effective upon mailing notice to Subtenant by certified mail, return receipt requested, with postage prepaid, at the address set forth in the Sublease or at such other address as the Subtenant may designate in writing to Lender at the address set forth in paragraph 2.

      9. This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

      10. The Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

      11. Subtenant will, within ten days after Lender's request, execute, acknowledge, deliver and furnish such documents or take such further action as Lender may deem necessary or desirable to evidence this Agreement as a direct lease between Lender and Subtenant, upon the occurrence of the events described in Paragraph 4 above, or to otherwise carry out the terms of this Agreement.

      NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH MAY ALLOW THE PARTIES AGAINST WHOM YOU CLAIM AN EQUITABLE INTEREST IN REAL PROPERTY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE LAND.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LENDER:                                     SUBTENANT:

ALLSTATE LIFE INSURANCE                     IXSYS, INC.
COMPANY OF NEW YORK

By:                                         By:  [Signature Illegible]
   ----------------------------------          --------------------------------
By:                                         Name:  [Illegible]
   ----------------------------------            ------------------------------
   Its Authorized Signatories               Title: V.P. Business/[Illegible]
                                                  -----------------------------

      We consent to the terms and conditions of the above Agreement and acknowledge and agree that, upon the occurrence of any of the events described in Paragraph 4 of this Agreement, we shall have no right, title or interest in and to any rents or other payments payable to Lender by Subtenant, accruing after the date of termination.

LANDLORD:                              BORROWER:

GENERAL ATOMICS,                       SORRENTO WEST PROPERTIES, INC.
a California corporation               a Delaware corporation

By:                                    By:
   --------------------------------       ------------------------------------
Name:                                  Name:
     ------------------------------         ----------------------------------
Title:                                 Title:
      -----------------------------          ---------------------------------

State of California   )
                      )
County of             )
                      )
      On___________________________, before me, _______________________________
_________________________________, a notary Public, personally appeared
_______________________________________________________________________________
________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.

Signature________________________________             (Seal)

State of ___________________)
                            )
County of___________________)

      On____________________, before me, __________________________________
________________________________, a notary public, personally appeared
_______________________________________________________________________________,
authorized signatories of Allstate Life Insurance Company of New York, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the Instrument.

      WITNESS my hand and official seal.

Signature _________________________________                 (Seal)

State of California   )
                      )
County of             )

      On____________________, before me ________________________________
_____________________________________, a notary public, personally appeared
_______________________________________________________________________________
______________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

Signature _____________________________________              (Seal)

State of California   )
                      )
County of             )

      On _________________________________, before me _________________________
______________________________, a notary public, personally appeared
_______________________________________________________________________________
_________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


Signature _______________________________________             (Seal)

                                  EXHIBIT "A-5"

                       GENERAL ATOMICS RULES & REGULATIONS
                      ATTACHED AND MADE A PART OF THE LEASE
                               DATED JUNE 1, 1993
                         BY AND BETWEEN GENERAL ATOMICS
                                 AND IXSYS, INC.

1. Lessor agrees that Lessee is entitled to, and shall have the quiet enjoyment of the premises described in the Lease.

2. Lessee shall not litter or allow materials such as shipping containers, pallets, and discarded fixtures to accumulate or be stored outside buildings, on the roof, in the landscaping, parking lots, or common areas.

3. The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Lessee shall not mark, install screws or drill into, or in any way deface the exterior walls, wood, paint, stone, metal work, or entrances of the buildings without the express consent of the Lessor.

4. Lessee shall not install or use any equipment in the premises which might damage the floors, roofs, or exterior walls of the buildings. All damage to the buildings caused by installing or removing any fixtures, furniture, equipment or other property shall be repaired at the expense of Lessee.

5. Lessee and Lessee's agent and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, use exterior speakers, or make or permit any improper noises in the buildings or the Industrial Center, or interfere in any way with other Lessees or those having business with them.

6. Lessee shall not conduct any auction, or sell goods, wares or merchandise on the premises.

7. Lessor shall not be responsible for loss of or damage to any furniture, equipment, fixtures, or business products from any cause.

8. Although Lessor may have given Lessee approval to use the name of the buildings in connection with any business on the property, Lessor shall have the right to prohibit any advertising by any agent which in Lessor's opinion, tends to impair the reputation of the buildings or its desirability as buildings for approved use under terms of the Lease. Upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

9. Lessee shall not install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators or similar devices without the prior written consent of Lessor.

10. Lessee shall give Lessor prompt notice of any accidents to or defects in the water pipes, gas pipes, electric distribution system, and building systems.

11. No cooking shall be done or permitted by Lessee on the premises, except in areas specifically designed for the purpose, without the consent of Lessor, nor shall the premises be used for the storage of merchandise, for lodging, or for any improper, objectionable or immoral purposes.

12. Lessee shall see that the doors of the premises are closed and securely locked before leaving the premises.

13. Lessee shall not disturb, solicit or canvass any occupant of the Industrial Center and shall cooperate to prevent same.

14. Lessee's identification sign(s) shall be subject to prior approval by Lessor.

15. Lessee's employees shall be allowed to access Lessor's Torrey Pines Industrial Center for specific reasons on condition that any Lessee employee seeking this privilege follows Lessor's Rules and Regulations for site access and use. Access privileges shall be limited to business visits with Torrey Pines tenants, use of Tower Road for access between Torrey Pines and Sorrento West Industrial Centers, use of the central cafeteria, and use of the Fitness Center and outside recreation complex at the Torrey Pines Industrial Center. Lessor, at its sole option, reserves the right to change or discontinue part or all of Lessee's privileges based on reasons such as, but not limited to, governmental regulations, liability exposure, economics, change of ownership, or uncured defaults related to Lessee's violation of Lessor's Rules and Regulations.

16. Lessee shall provide its own janitorial services to maintain premises in a clean and safe condition. Trash shall be placed in appropriate disposal containers at locations designated by Lessor for pick-up and disposal by Lessor's service. Controlled wastes such as RAD waste and biowaste shall remain inside the buildings or in a licensed, controlled enclosure connected to the buildings for disposal by Lessee. Lessee shall be responsible for disposal of the controlled waste in accordance with applicable laws and regulations.

17. Smoking shall not be allowed inside those portions of the buildings where Lessee and Lessor share space served by a common ventilation system. Smoking shall be allowed outside at designated areas posted by Lessor.

18. From time to time it may become advantageous to make amendments to this list which are in the best interests of both Lessor and Lessee and which are not inconsistent with the Lease. Lessor reserves the right to make such amendments by giving notice to Lessee.

                          AMENDMENT #1 TO THE SUBLEASE
                                 BY AND BETWEEN
                         GENERAL ATOMICS AND IXSYS, INC.
                     PARTIES, RECITALS AND GENERAL AGREEMENT

This Lease Amendment dated for reference purposes only, March 1, 1994 is made by and between General Atomics, a California Corporation (herein called "Lessor") and IXSYS, Inc., a Delaware Corporation (herein called "Lessee".)

                                  RECITALS

      A. Parties hereto entered into a Lease Agreement dated June 1, 1993 for space located at Lessors' Sorrento West Properties at Building 3, 3550 Dunhill Street and Building 6, at 3520 Dunhill Street. Refer to Exhibit A-1.

      B. Under a separate Asset Purchase Agreement, dated June 25, 1993, Lessee purchased from the previous tenant, Specialty Laboratories, Inc. (SLI) a leasehold interest owned and installed by SLI in the 14,000sf laboratory at Building 6. The purchase value of the leasehold interest was $310,000.

      C. When the Lease for Building 3 and 6 was first executed, Lessee intended to enter into a direct purchase of SLI fixtures, an asset separate and distinct from the leasehold interest described in Paragraph B above. After review and investigation, Lessee opted to purchase its own fixtures for the 14,000sf space.

      D. Lessor agreed to terminate its December 27, 1989 Lease with SLI and pursuant to terms of said Lease, and a Lease Termination and Assignment of Leasehold executed by the three parties of interest, agreed to accept the premises, lease same to Lessee and accommodate assignment of the SLI leasehold interest from SLI to the Lessee.

      E. Lessor agreed to finance and install certain leasehold improvements in three separate space blocks; 1) in the 14,000sf "first-in" space block in Building 6, Exhibit A-3; 2) in the 9626sf "first-in" space block in Building 3, Exhibit A-2, and; 3) in the 6218sf, (now corrected to 5525sf - refer to 49. (c) of this Agreement) , "expansion" space block in Building 6. A leasehold improvement allowance of $650,000 was provided by the Lessor for the three combined space blocks.

      F. Lessee agreed to pay rent and operating expenses for the "first-in" space block in Building 6 starting the date of possession or November 1, 1993, whichever occurred first, and to pay rent and operating expenses for other space blocks upon Substantial completion of leasehold improvements or upon possession in the respective space block whichever occurred first.

      K. Lessee agreed to diligently pursue the specification of needed leasehold improvements for the three distinct space blocks and provide Lessor criteria for preparing leasehold improvement working drawings.

      L. Lessor agreed to make best effort to make certain Specialty Laboratories diligently pursued vacating its 14,000sf premises in Building 6 and to successfully surrender said premises in a condition acceptable to both the Lessor and Lessee.

      M. Lessee determined after reviewing its needs that leasehold improvements of a magnitude more substantial than originally envisioned, were required for both "first-in" laboratory and "first-in" administrative space blocks.

      N. Lessee requested Lessor extend the Lease term for all space blocks, increase the total amount of leasehold financing, and extend the amortization period for recovery of all Lessor financed leasehold improvement costs.

      O. Lessee requested that Lessor abate rent and operating expenses until the time Lessee received beneficial possession of the respective space blocks, and extend the term of the option to expand in Building 3 until year end 1994.

NOW THEREFORE, in consideration of the forgoing, and in consideration of mutual covenants and agreements of the parties hereto, the parties mutually covenant and agree as follows:

2.1 PREMISES. Change to read: Lessons hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, real property situated in the County of San Diego, State of California commonly known as:

      Building 3        3550 Dunhill Street (approximately 9626sf)
      Building 6        3520 Dunhill Street (approximately 14000sf)
      Building 6        3520 Dunhill Street (approximately 5525sf)

                             Total:          approximately 29151sf

3.1   TERM. Change the term from five (5) years to ten (10) years.

3.2   DELAY OF POSSESSION. Delete this section in its entirety.

4.1 BASE RENT. Restatement of Paragraph 48.1: The base rent for "first-in" space shall be at a rate of $0.72 per gross square foot per month ($0.72 x 14,000 SF + $0.72 x 9626 SF = $17,011), net of all operating expenses covered in Paragraph 4.2. Starting base rent for "expansion" space added to the premises shall be at the same base rate as that being charged for the "first-in" space.

4.2   OPERATING EXPENSES. Change as follows:

          Building 3                      no change
          Building 6                      from: 58.06% to: 80.97%
          Industrial Center               from: 19.92% to: 24.57%

48.2 RENT ESCALATIONS. Change Paragraph to correct Reference Paragraph should read: On each anniversary of the Lease, the base rent for all space under Lease, "first-in" and "expansion" shall be increased as described in Paragraph 54.

48.3 LEASEHOLD IMPROVEMENT RECOVERY. Delete Paragraph in its entirety and replace with the following:

      Starting April 1, 1994, the Lessee shall pay monthly payments in the amount of $11,710.23 to amortize the $670k leasehold improvement cost over the period of seven (7) years, at an interest of 12% per annum, Exhibit A-5. The $670k is comprised of Lessor committed funding effective the date of this Amendment as follows:

        Building 3 "first-in" space block improvements - $237k Building 6 "first-in" space block improvements - $396k Building 6 "expansion" space block improvements - 37k
                                                          -----
                                                  Total:  $670k

once leasehold improvements are complete in the 5525sf "expansion space" in Building 6, and all costs are determined, the actual leasehold allowance total shall be determined and a new monthly payment schedule shall be calculated using the actual total cost of improvements for the three separate space blocks, less the principal reduction paid to amortize the $670k. The new schedule shall use this new principal amount amortized over the remaining period of the 7-year term calculated at an interest of 12% per annum.

48.4  SECURITY DEPOSIT. Delete in its entirety and replace with the following:

Lessor has on record a security deposit from the Lessee in the amount of $24,000. Effective the commencement date for the final amortization schedule, Paragraph 48.3, Lessee shall pay an additional deposit, or the amount equivalent to one month's rent, one month's leasehold payment and two month's operating expenses.

49. COMMENCEMENT DATE, TERM AND EXPANSION SPACE. Delete Paragraph (a) in its entirety and replace with the following:

      (a) The ten (10) year Lease term shall start December 17, 1993, coincident with the date of substantial completion of "first-in" space block in Building 6. The term for all space blocks, "first-in", "expansion" or "Right-of-First-offer", shall terminate concurrently, on December 16, 2003.

Delete Paragraph (b) in its entirety and replace with the following:

      (b) Parties agree that this Lease Amendment establishes effective Lease commencement date as December 17, 1993; changes the lease term from five (5) years to ten (10) years; and authorizes Lessor to assess Lessee for rent and operating expenses for Building 6 "first-in" space block starting December 17, 1993 and Building 3 "first-in" space block starting January 19, 1994.

Delete Paragraph (c) in its entirety and replace with the following:

      (c) Parties mutually agree that Lessee has executed its option to expand into the Building 6 "expansion" space block shown on attached Exhibit A-3. This space block as currently identified on working drawings prepared by the Lessor, is hereby changed from 6218sf to approximately 5525sf. Further, Lessee shall give Lessor a minimum of 60 days advance written notice to exercise its option to lease the 1374sf "expansion" space block in Building 3. This option to expand shall run for a period starting December 17, 1993 and ending December 31, 1994. Upon expiration of the option period, Lessee shall lease and take possession of the said "expansion" space block.

50. LEASEHOLD IMPROVEMENTS. Delete in its entirety and replace with the following:

The parties mutually agree that Lessor shall install certain leasehold improvements including: 1) Lessee specified leasehold improvements to Building 6 laboratory "first-in" laboratory space block; 2) Lessee specified leasehold improvements in the Building 3 administrative "first-in" space block; and 3) Lessee specified leasehold improvements to Building 6 laboratory "expansion" space block. Total leasehold improvement costs financed by the Lessor shall not exceed $900k for all improvements including "first-in" and "expansion" or "Right-of-First Offer" space.

50.1 FIRST-IN SPACE IMPROVEMENTS. Delete in its entirety and replace with the following:

Parties shall cooperate to specify leasehold improvements required to be installed prior to Lessee possession of the premises. Lessor agrees to have designed, installed and put into operation, those improvements so designated as "first-in" space improvements.

      (a) Parties agree that leasehold improvements for "first-in" space block in Building 6 shall be comprised of the combination of leasehold improvements purchased by the Lessee from the previous tenant and those improvements to be installed by the Lessor, on behalf of the Lessee.

      (b) Parties agree that leasehold improvements for "first-in" space block in Building 3 shall be those generally specified in a space planning study prepared by a consultant of the Lessee and more specifically described on working drawings prepared by the Lessor.

      (c) Parties agree that the previous tenant, Specialty Laboratories, Inc. satisfied its obligation by vacating Building 6 and returning the premises to the Lessor and Lessee including the leasehold interest purchased by the Lessee. A list was prepared and a final settlement was consummated pursuant to the agreement between the three parties of interest. This list is attached as Exhibit A-5 showing a summary with the total settlement amount of $24,843. Lessor agrees to credit this settlement amount to cost incurred by Lessor in the installation of Lessees' fixtures, Paragraph (d), in the Building 6 "first-in" space block.

      (d) Lessee agrees to reimburse Lessor for costs incurred in the installation of Lessees' fixtures authorized under contract between the Lessor and subcontractors engaged in the installation of leasehold improvements for Building 6 "first-in" space. Reimbursement shall include the cost incurred under these subcontracts, less the settlement amount covered in Paragraph (c), and said reimbursement shall be made to the Lessor within (10) days after a summary of costs is submitted to the Lessee by invoice.

50.2  EXPANSION SPACE IMPROVEMENTS.

      (b) ALLOWANCE. Delete in its entirety the first paragraph and replace with the following:

Lessor agrees to provide Lessee a leasehold improvement allowance in the amount not to exceed the total allowance set-aside of $900,000 less the sum of the costs incurred for leasehold improvements for "first-in" space in Buildings 3 and 6, as covered in Paragraphs 50.1 (a) and (b). The allowance shall be applied toward expenditures against any and all costs incurred in the construction of the leasehold improvements, including, without limitation, any and all fees, charges, costs, or expenses of any kind incurred by the Lessor in connection with design, engineering, governmental processing and approval, cost of equipment, materials, labor, construction overhead and fees, utility hookups, equipment installation, testing, inspection, or any costs directly related to the leasehold improvements that improves value of the realty as reflected on approved working drawings and specifications. Excluded from the allowance are Lessors' direct applied project management costs, cost of design, purchase, relocation or setup of Lessees' fixtures, or excess costs incurred by Lessee as covered below.

Lessee agrees to reimburse Lessor for costs incurred in the installation of Lessees' fixtures authorized under contract between the Lessor and subcontractors engaged in the installation of leasehold improvements for Building 6 "expansion" space. Reimbursement shall include the cost incurred under these subcontracts and said reimbursement shall be made to the Lessor within (10) days after a summary of costs is submitted to the Lessee by invoice.

54. RENT ESCALATIONS. Change to delete Rent CPI minimum and maximum limits, Paragraph (e).

Except as hereby amended, all other terms and conditions of said Lease shall remain unchanged and in full force and effect.

LESSOR:                                    LESSEE,
GENERAL ATOMICS                            IXSYS, INC.

By: /s/ R.H. DALRY                         By: /s/ JANINE TAYLOR
   ------------------------------             -----------------------------
   R.H. Dalry                                 Janine Taylor
   Director Facilities                        Director of Finance and
                                              Administration

Date: March 9, 1994                        Date:  March 15, 1994
     ----------------------------               ---------------------------

                                     [LOGO]

                                  ADDENDUM TO
                                 STANDARD LEASE

                     DATED   March 1, 1994
                          -----------------------------------
                     BY AND BETWEEN   General Atomics
                                   --------------------------
                                      IXSYS, Inc.
                     ----------------------------------------


54   RENT ESCALATIONS

     (a) On each anniversary of this Sublease the monthly rent payable under paragraph 4 of the attached Lease shall be adjusted by the increase, if any, from the date this Lease commenced, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Long Beach-Anaheim, California (1967=100). "All Items", herein referred to as "C.P.I."

     (b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

     (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this addendum.

     (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

THE IDEAL LOCATION

     Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.



                                     [MAP]


                                     [MAP]


DIRECTIONS          FROM SAN DIEGO: Take the Sorrento Valley Exit off
                    Interstate 5 (north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site.
                    OR

                    Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley
[MAP] Road to Intersection with Sorrento Valley Blvd. Turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

                    FROM LOS ANGELES: Take Carmel Valley Road Exit off Interstate 5 (south). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard. Turn right over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle to Sorrento West site.

                    For information contact:




                                  Exhibit A-1
                                  Amendment #1

                            [BUILDING 63 FLOOR PLAN]






                                  Exhibit A-2
                                  Amendment #1

                            [BUILDING 66 FLOOR PLAN]







                                  Exhibit A-3
                                  Amendment #1

IXSYS LEASEHOLD IMPROVEMENTS                  March 1, 1994


Loan Amount         $670,000.00
Interest Rate             12.0%
Term (in months)             84
Monthly payment      $11,710.23


PAYMENT DATE                   PAYMENT                INTEREST                BALANCE
------------                   -------                --------                -------
                                                                             $670,000.00
April 1, 1994                 $11,710.23                 $0.00                658,289.77
May 1, 1994                    11,710.23              6,582.90                653,162.44
June 1, 1994                   11,710.23              6,531.62                647,983.83
July 1, 1994                   11,710.23              6,479.84                642,753.44
August 1,1994                  11,710.23              6,427.53                637,470.74
September 1, 1994              11,710.23              6,374.71                632,135.22
October 1, 1994                11,710.23              6,321.35                626,746.34
November 1, 1994               11,710.23              6,267.46                621,303.58
December 1, 1994               11,710.23              6,213.04                615,806.38
January 1, 1995                11,710.23              6,158.06                610,254.22
February 1, 1995               11,710.23              6,102.54                604,646.53
March 1, 1995                  11,710.23              6,046.47                598,982.77
April 1, 1995                  11,710.23              5,989.83                593,262.36
May 1, 1995                    11,710.23              5,932.62                587,484.76
June 1, 1995                   11,710.23              5,874.85                581,649.37
July 1, 1995                   11,710.23              5,816.49                575,755.64
August 1,1995                  11,710.23              5,757.56                569,802.96
September 1, 1995              11,710.23              5,698.03                563,790.76
October 1, 1995                11,710.23              5,637.91                557,718.44
November 1, 1995               11,710.23              5,577.18                551,585.40
December 1, 1995               11,710.23              5,515.85                545,391.02
January 1, 1996                11,710.23              5,453.91                539,134.70
February 1, 1996               11,710.23              5,391.35                532,815.82
March 1, 1996                  11,710.23              5,328.16                526,433.74
April 1, 1996                  11,710.23              5,264.34                519,987.85
May 1, 1995                    11,710.23              5,199.88                513.477.50
June 1, 1996                   11,710.23              5,134.78                506,902.05
July 1, 1996                   11,710.23              5,069.02                500,260.84
August 1,1996                  11,710.23              5,002.61                493,553.21

September 1, 1996              11,710.23              4,935.53                486,778.52
October 1, 1996                11,710.23              4,867.79                479,936.07
November 1, 1996               11,710.23              4,799.36                473,025.20
December 1, 1996               11,710.23              4,730.25                466,045.22
January 1, 1997                11,710.23              4,660.45                458,995.45
February 1, 1997               11,710.23              4,598.95                451,875.17
March 1, 1997                  11,710.23              4,518.75                444,683.69
April 1, 1997                  11,710.23              4,446.84                437,420.30
May 1, 1997                    11,710.23              4,374.20                430,084.27
June 1, 1997                   11,710.23              4,300.84                422,674.89





                                  Exhibit A-4
                                  Amendment #1

IXSYS LEASEHOLD IMPROVEMENTS                                      March 1, 1994

July 1, 1997            11,710.23          4,226.75          415,191.40
August 1, 1997          11,710.23          4,151,91          407,633.09
September 1, 1997       11,710.23          4,076.33          399,999.19
October 1, 1997         11,710.23          3,999.99          392,288.95
November 1, 1997        11,710.23          3.922.89          384,501.61
December 1, 1997        11,710.23          3,845.02          376,636.40
January 1, 1998         11,710.23          3,766.36          368,692.53
February 1, 1998        11,710.23          3,686.93          360,669.23
March 1, 1998           11,710.23          3,606.69          352,565.69
April 1, 1998           11,710.23          3.525.66          344,381.12
May 1, 1998             11,710.23          3,443.81          366,114.70
June 1, 1998            11,710.23          3,361.15          327,765.61
July 1, 1998            11,710.23          3,227.66          319,333.04
August 1, 1998          11,710.23          3,193.33          310,816.14
September 1, 1998       11,710.23          3,108.16          302,214.07
October 1, 1998         11,710.23          3,022.14          293,525.98
November 1, 1998        11,710.23          2,935.26          284,751.01
December 1, 1998        11,710.23          2,847.51          275,888.29
January 1, 1999         11,710.23          2,758.88          266,936.95
February 1, 1999        11,710.23          2,669.37          257,896.08
March 1, 1999           11,710.23          2,578.96          248,764.82
April 1, 1999           11,710.23          2,487.65          239,542.23
May 1, 1999             11,710.23          2,395.42          230,227.43
June 1, 1999            11,710.23          2,302.27          220,819.47
July 1, 1999            11,710.23          2,208.19          211,317.44
August 1, 1999          11,710.23          2,113.17          201,720.38
September 1, 1999       11,710.23          2,017.20          192,027.35
October 1, 1999         11,710.23          1,920.27          182,237.40
November 1, 1999        11,710.23          1,822.37          172,349.54
December 1, 1999        11,710.23          1,723.50          162,362.81
January 1, 2000         11,710.23          1,623.61          152,276.20
February 1, 2000        11,710.23          1,522,76          142,088.74
March 1, 2000           11,710.23          1,420.89          131,799.39
April 1, 2000           11,710.23          1,317.99          121,407.16
May 1, 2000             11,710.23          1,214.07          110,911.00
June 1, 2000            11,710.23          1,109.11          100,309.88
July 1, 2000            11,710.23          1,003.10           89,602.75
August 1, 2000          11,710.23            896.03           78,788.55
September 1, 2000       11,710.23            787.89           67,866.20
October 1, 2000         11,710.23            678.66           56,834.63
November 1, 2000        11,710.23            568.35           45,692.75
December 1, 2000        11,710.23            456.93           34,439.45
January 1, 2001         11,710.23            344.39           23,073.61
February 1, 2001        11,710.23            230.74           11,594.12
March 1, 2001           11,710.23            115.94               (0.17)



                                  EXHIBIT A-4
                                  Amendment #1

               BUILDING 6 SPECIALTY LABS RESTORATION REQUIREMENTS
                                Revised 12/16/93

MECHANICAL
o    Inspect general conditions of HVAC units;
     inspect fans, motor, belts,
     compressors and filters cleanliness.
o    Inspect ducting for cleanliness.
o    Estimate needed repairs.
     Jackson & Blanc                                    $702

FLOORING
o    Replace sheet vinyl floor covering where
     seams and broken edges cannot be repaired.
     Harvey Interiors                                $19,300

CLEANING
o    Professionally clean all carpet and vinyl floor
     that will not be replaced.                         $400
o    Professionally clean blinds. 50 blinds
     @ $8.00/each                                       $400

PAINTING
o    Repair all holes in dry wall, fill, sand and
     paint with one coat.
o    Paint wall covering in Director's office after
     patching holes in the wall.
     McMurray Painting                                $2,300

REMOVED OR MISSING LEASEHOLD ITEMS
1.   Manning Development, Inc. Change Order #2        851.50
     Plug strips                                      102.18
     GC & OH @ 12%
                                                    --------
                                                      953.68
2.   Manning Development Change Order #21
     Projection screen                                408.00
     GC & OH @ 12%                                     48.96
                                                    --------
                                                      456.96
3.   Manning Development Change Order #22
     2 Coats of wax VCT flooring                     $625.00
     GC & OH @ 12%                                     75.00
                                                    --------
4.   Manning Development Change Order #23
     Provide and install 6 fire extinguishers        $301.95
     GC & OH @ 12%                                     36.23
                                                    --------
                                                      338.18
     5/6 of cost (5 extinguishers missing)           $281.82
                                                    --------
Total                                               $2392.46
o    Discounted value 310K x $2392 =                             $1,741
                      ----
                      426K
TOTAL                                                           $24,843

Less Security Deposit                                            (8,680)
Less Specialty Lab's Check #017782 dated 8/27/93                (11,320)
Less Final Payment                                              $(4,843)
                                                                -------
Balance Due                                                        -0-


                                  Exhibit A-5
                                  Amendment #1

                          AMENDMENT #2 TO THE SUBLEASE
                                 BY AND BETWEEN
                        GENERAL ATOMICS AND IXSYS, INC.

This Sublease Amendment #2 ("Amendment #2") dated for reference purposes only, January 1, 1995, is made by and between General Atomics, a California Corporation (herein called "Lessor") and IXSYS, Inc., a Delaware Corporation (herein called "Lessee"):

                                    RECITALS

     WHEREAS, Parties entered into a Sublease Agreement dated June 1, 1993, and Amendment #1 dated March 1, 1994, for certain Premises designated as "FIRST-IN" and "EXPANSION";

     WHEREAS, Lessor has completed the leasehold improvements for "EXPANSION" space at Building 6, 3520 Dunhill Street, the last of three separate agreed to improvements, and has given notice to the Lessee of the change in leasehold payment schedule;

     WHEREAS, Lessee Subleases from Lessor, on a month-to-month basis, part of the designated "EXPANSION" space in Building 3, 3550 Dunhill Street and Parties agreed by previous Amendment that the whole Building 3 "EXPANSION" space block would be added to the Lessee's Premises effective January 1, 1995; and herein amended to March 1, 1995;

     WHEREAS, Parties herein desire to modify the Sublease in certain respects to clarify agreements and note for the record completion of certain commitments;

     NOW THEREFORE, in consideration of the forgoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually covenant and agree as follows:

2.1 PREMISES. Following is a summary of the Lessee's possession dates of all space blocks under terms of the base Sublease and Amendments #1 and #2 (refer to Exhibit A-2, Building 3 Floor Plan; Exhibit A-3, Building 6 Floor Plan:

BUILDING  DESIGNATION              SIZE (SF)  POSSESSION DATE
--------  -----------              --------   ---------------

  6       "FIRST-IN" (Phase I)     14,000     December 17, 1993
  3       "FIRST-IN" (Admin)        9,626     January 19, 1994
  6       "EXPANSION" (Phase II)    3,910     July 1, 1994
  3       "EXPANSION"                 475     July 1, 1994
  3       "EXPANSION"                 899     March 1, 1995

                           TOTAL:  28,910

3.1 TERM. The Term of the Sublease shall remain unchanged. The Sublease period is for ten years with a commencement date of December 17, 1993 and termination date of December 16, 2003. End of term for all space blocks, "FIRST-IN" and "EXPANSION", shall be coterminous.

4.1 BASE RENT. Monthly rent for space blocks designated "FIRST-IN" or "EXPANSION", shall remain at a rate of $0.72 per gross square foot until adjusted in accordance with Paragraph 54.

4.2 OPERATING EXPENSES. Effective the date of this Amendment, the Lessee's prorata portion of the operating expenses shall be calculated as follows:

BLDG/PARK      TOTAL SIZE(SF)     LESSEE OCCUPIED(SF)    PERCENTAGE
---------      --------------     -------------------    ----------
   3              20,817                11,000              52.84
   6              24,113                17,910              74.28
4, 5 & 7          73,702                    -0-                -0-
                 -------                ------              -----
  Park           118,632                28,910              24.37

48.2 RENT ESCALATIONS. The first Rent Escalation for "FIRST-IN" and "EXPANSION" space shall be deferred until January 1, 1996 and shall be indexed as stipulated in Paragraph 54.

48.3 LEASEHOLD IMPROVEMENT RECOVERY. Previous Sublease Agreements provided for Lessor's leasehold improvement financing for those space blocks designated as "FIRST-IN" and "EXPANSION". Three separate projects were completed and funded for these designated spaces. These include: Building 6 (Phase I); Building 3 (Admin.) and Building 6 (Phase II). A leasehold payment schedule dated March 1, 1994 was established for the purpose of recovering costs of improvements on the first two stated projects and cost of the design for the third stated project. Further, Sublease Amendment #1 stipulated that upon substantial completion of Building 6 (Phase II), then designated as 5,525sf and herein corrected to the actual space block size of 3,910sf, a new amortization schedule would be determined using actual expenditures of the three separate projects. The March 1, 1994 payment schedule is hereby replaced by a revised schedule dated January 1, 1995, with a starting balance determined as follows:

     Building 6 (Phase I) - Portion Financed by Lessor           $397,487.50

     Building 6 (Phase II) - Portion Financed by Lessor          $284,322.68

     Building 3 (Admin.) - Portion Financed by Lessor            $231,269.49

     Total Financed by Lessor                                    $913,079.67

     Less Principal Reduction: 3-1-94 Payment Schedule           $ 54,193.62

     Starting Balance: 1-1-95 Payment Schedule                   $858,886.00

     MONTHLY LEASEHOLD IMPROVEMENT PAYMENT:                      $ 16,170.94

The new balance is amortized at the previously agreed rate of 12% per annum, over the remaining term of the original seven year financing term that started April 1, 1994 and ends March 1, 2001 (seventy-five months). Refer to Exhibit A-5 for the new payment schedule.

48.4 SECURITY DEPOSIT. The Sublease Agreement stipulates that Lessee shall pay a security deposit in the amount equivalent to one month's rent plus two months' operating expenses and one month's leasehold payment. The security deposit due upon execution of this Sublease Amendment is calculated as follows:

     APPLICATION                         SIZE     RATE        AMOUNT
     -----------                         ----     ----        -------
     Building 6 "FIRST IN"              14,000    $0.72       $10,080
     Building 3 "FIRST IN"               9,626    $0.72       $ 6,931
     Building 6 "EXPANSION"              3,910    $0.72       $ 2,815
     Building 3 "EXPANSION"              1,374    $0.72       $   989
     Operating Expenses                 28,910    $0.15(x2)   $ 8,673
     Building 6 "Exp" Elect. Uil.        3,910    $0.50       $ 1,955
     Monthly Leasehold Payment                                $16,171
                                                              -------
                                        TOTAL DEPOSIT         $47,614

     Deposit on Record                                        $29,317

                                        DEPOSIT DUE:          $18,297

50. LEASEHOLD IMPROVEMENTS. Delete in its entirety and replace with the following:

This Sublease Amendment notes for the record the actual costs incurred by the Lessor to install Lessee's leasehold improvements for "FIRST-IN" and "EXPANSION" space blocks. This Amendment also notes for record, a revised payment schedule required for Lessee's payment of the leasehold improvements and adjusted security deposit. Parties agree that Lessor has fulfilled its obligation to finance and install leasehold improvements for the "FIRST-IN" and "EXPANSION" space.

50.1 "FIRST-IN" SPACE IMPROVEMENTS. Delete in its entirety.

50.2 "EXPANSION" SPACE IMPROVEMENTS. Delete in its entirety.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS SAID SUBLEASE SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.

LESSOR:                                 LESSEE:
GENERAL ATOMICS                         IXSYS, INC.


By: /s/ ROBERT H. DALRY                 By: /s/ JANINE TAYLOR
   ----------------------------            ----------------------------
    R.H. Dalry                             Janine Taylor
    Director Facilities                    CFO and VP Finance and Admin.

Date: June 16, 1995                     Date: September 22, 1997
     --------------------------              --------------------------

                                   [AIR LOGO]

                                  ADDENDUM TO
                                 STANDARD LEASE

          DATED January 1, 1995

          BY AND BETWEEN General Atomics

                         IXSYS, Inc.


54 RENT ESCALATIONS

     (a) On January 1, 1996 and every anniversary date thereafter, the monthly rent payable under paragraph 4 of the attached Lease shall be adjusted by the increase, if any, from the date this Lease commenced, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers. Los Angeles-Long Beach-Anaheim, California (1967=100). "All Items", herein referred to as "C.P.I."

     (b) The monthly rent payable in accordance with paragraph (a) of this Addendum shall be calculated as follows: the rent payable for the first month of the term of this Lease, as set forth in paragraph 4 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commences. The sum so calculated shall constitute the new monthly rent hereunder, but in no event shall such new monthly rent be less than the rent payable for the month immediately preceding the date for rent adjustment.

     (c) Pending receipt of the required C.P.I. and determination of the actual adjustment, Lessee shall pay an estimated adjusted rental, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this addendum.

     (d) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.



                                RENT ESCALATIONS

THE IDEAL LOCATION

Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.

DIRECTIONS

                                     [Map]


FROM SAN DIEGO: Take the Sorrento Valley exit off Interstate 5 (north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site.

                                       OR

Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Blvd. Turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

FROM LOS ANGELES: Take Carmel Valley Road exit off Interstate 5 (south). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard. Turn right over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle to Sorrento West site.



                                     [Map]



                                  Exhibit A-1
                                   Site Map

                                   BUILDING 3

                                  [FLOOR PLAN]

                                  Exhibit A-2
                             Building 3 Floor Plan

                                  [FLOOR PLAN]

                                  Exhibit A-3
                             Building 6 Floor Plan

  Amortization Schedule for Recovery of Costs for Ixsys Leasehold Improvements

                                January 1, 1995

Loan Amount                     $858,886.00
Interest Rate                          12.0%
Term (in months)                         75
Monthly payment                 $ 16,170.94


Payment Date             Payment          Interest             Balance
------------            ----------        ---------         -----------
                                                            $858,886.00
January 1, 1995         $16,170.94        $    0.00          842,715.06
February 1, 1995        $16,170.94        $8,427.15          834,971.27
March 1, 1995           $16,170.94        $8,349.71          827,150.04
April 1, 1995           $16,170.94        $8,271.50          819,250.60
May 1, 1995             $16,170.94        $8,192.51          811,272.17
June 1, 1995            $16,170.94        $8,112.72          803,213.95
July 1, 1995            $16,170.94        $8,032.14          795,075.15
August 1, 1995          $16,170.94        $7,950.75          786,854.96
September 1, 1995       $16,170.94        $7,868.55          778,552.57
October 1, 1995         $16,170.94        $7,785.53          770,167.16
November 1, 1995        $16,170.94        $7,701.67          761,697.89
December 1, 1995        $16,170.94        $7,616.98          753,143.93
January 1, 1996         $16,170.94        $7,531.44          744,504.43
February 1, 1996        $16,170.94        $7,445.04          735,778.53
March 1, 1996           $16,170.94        $7,357.79          726,965.38
April 1, 1996           $16,170.94        $7,269.65          718,064.09
May 1, 1996             $16,170.94        $7,180.64          709,073.79
June 1, 1996            $16,170.94        $7,090.74          699,993.59
July 1, 1996            $16,170.94        $6,999.94          690,822.59
August 1, 1996          $16,170.94        $6,908.23          681,559.87
September 1, 1996       $16,170.94        $6,815.60          672,204.53
October 1, 1996         $16,170.94        $6,722.05          662,755.64
November 1, 1996        $16,170.94        $6,627.56          653,212.25
December 1, 1996        $16,170.94        $6,532.12          643,573.43
January 1, 1997         $16,170.94        $6,435.73          633,838.23
February 1, 1997        $16,170.94        $6,338.38          624,005.67
March 1, 1997           $16,170.94        $6,240.06          614,074.79
April 1, 1997           $16,170.94        $6,140.75          604,044.60
May 1, 1997             $16,170.94        $6,040.45          593,914.10
June 1, 1997            $16,170.94        $5,939.14          583,682.30
July 1, 1997            $16,170.94        $5,836.82          573,348.19
August 1, 1997          $16,170.94        $5,733.48          562,910.73
September 1, 1997       $16,170.94        $5,629.11          552,368.89
October 1, 1997         $16,170.94        $5,523.69          541,721.64
November 1, 1997        $16,170.94        $5,417.22          530,967.92
December 1, 1997        $16,170.94        $5,309.68          520,106.66
January 1, 1998         $16,170.94        $5,201.07          509,136.79
February 1, 1998        $16,170.94        $5,091.37          498,057.21
March 1, 1998           $16,170.94        $4,980.57          486,866.85
April 1, 1998           $16,170.94        $4,868.67          475,564.57
May 1, 1998             $16,170.94        $4,755.65          464,149.28
June 1, 1998            $16,170.94        $4,641.49          452,619.83
July 1, 1998            $16,170.94        $4,526.20          440,975.09
August 1, 1998          $16,170.94        $4,409.75          429,213.90
September 1, 1998       $16,170.94        $4,292.14          417,335.10
October 1, 1998         $16,170.94        $4,173.35          405,337.51
November 1, 1998        $16,170.94        $4,053.38          393,219.95
December 1, 1998        $16,170.94        $3,932.20          380,981.21
January 1, 1999         $16,170.94        $3,809.81          368,620.08
February 1, 1999        $16,170.94        $3,686.20          356,135.34
March 1, 1999           $16,170.94        $3,561.35          343,525.75

Exhibit A-4
                                 (Page 1 of 2)

  Amortization Schedule for Recovery of Costs for Ixsys Leasehold Improvements

                                  (Continued)

April 1, 1999           $16,170.94        $3,435.26          330,790.07
May 1, 1999             $16,170.94        $3,037.90          317,927.03
June 1, 1999            $16,170.94        $3,179.27          304,935.36
July 1, 1999            $16,170.94        $3,049.35          291,813.78
August 1, 1999          $16,170.94        $2,918.14          278,560.97
September 1, 1999       $16,170.94        $2,785.61          265,175.64
October 1, 1999         $16,170.94        $2,651.76          251,656.46
November 1, 1999        $16,170.94        $2,516.56          238,002.08
December 1, 1999        $16,170.94        $2,380.02          224,211.16
January 1, 2000         $16,170.94        $2,242.11          210,282.34
February 1, 2000        $16,170.94        $2,102.82          196,214.22
March 1, 2000           $16,170.94        $1,962.14          182,005.42
April 1, 2000           $16,170.94        $1,820.05          167,654.54
May 1, 2000             $16,170.94        $1,676.55          153,160.14
June 1, 2000            $16,170.94        $1,531.60          138,520.80
July 1, 2000            $16,170.94        $1,385.21          123,735.07
August 1, 2000          $16,170.94        $1,237.35          108,801.48
September 1, 2000       $16,170.94        $1,088.01           93,718.56
October 1, 2000         $16,170.94        $  937.19           78,484.80
November 1, 2000        $16,170.94        $  784.85           63,098.71
December 1, 2000        $16,170.94        $  630.99           47,558.76
January 1, 2001         $16,170.94        $  475.59           31,863.40
February 1, 2001        $16,170.94        $  318.63           16,011.10
March 1, 2001           $16,170.94        $  160.11                0.27


Amor_IXSYS



Exhibit A-4
                                 (Page 2 of 2)

                          AMENDMENT #3 TO THE SUBLEASE
                                 BY AND BETWEEN
                        GENERAL ATOMICS AND IXSYS, INC.

This Sublease Amendment #3 ("Amendment #3"), dated October 1, 1997 for reference purposes only, is made by and between General Atomics, ("Lessor") and Ixsys, Inc. ("Lessee").

                                    RECITALS

Lessee and Lessor are Parties to a certain Sublease Agreement dated June 1, 1993, Amendment #1 dated March 1, 1994, and Amendment #2 dated January 1, 1995, for certain Premises at Buildings 3 and 6 of Lessor's Sorrento West Commercial Park.

Ixsys, Inc. subleases a portion of Builds 3 and 6 and desires to reduce the size of its Premises, vacate Building 3 (approximately 11,000sf of improved office space) and consolidate its operations to Building 6.

Biosite Diagnostics, Inc., a Tenant that currently subleases 9,817sf of Building 3, has a need to expand its Premises and by a concurrent sublease amendment agrees to sublease all Building 3 space vacated by Ixsys, Inc.

Ixsys, Inc. has a need to expand its Premises in Building 6 to accommodate the surrender of the Building 3 Premises and agrees to sublease approximately 6,203sf of Building 6 improved space from General Atomics.

Effective the date of Amendment #3, Ixsys, Inc. remains indebted to General Atomics for approximately $145,868 expended by General Atomics for Leasehold Improvements installed specifically for Ixsys, Inc. at Building 3, and Ixsys Inc. has agreed to continue monthly payments until the debt is fully paid.

General Atomics consents to the assignment of the Building 3 Premises to Biosite Diagnostics, Inc., and the concurrent subleasing of added space in Building 6 to Ixsys, Inc. on a short term, subject to the condition that Lessor incurs no additional costs, loss of Rent and Loss of Operating Expenses, except that associated with the net reduction in length of lease term for Building 3, Suite B.

     NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually covenant and agree as follows:

2.1 PREMISES. Amendment #3 reduces Lessee's Building 3 Premises by approximately 11,000sf (Surrendered Space) more specifically shown on attached Exhibit A-2, and increases Building 6 Premises by 6,203sf (Added Space) more specifically shown on attached Exhibit A-3. Following is a summary of the Lessee's space blocks, the date of Possession (or Surrender), the approximate size, and respective leasehold improvement phase for which leasehold financing is attributed:

                           POSSESSION         SPACE      IMPROVEMENT
LOCATION     SIZE(GSF)   SURRENDER DATES   DESIGNATION      PHASE
--------     --------    ---------------   -----------   -----------
Building 6    14,000        12/17/93       First-in        Phase 1
Building 3     9,626        01/19/94       First-in        Admin.
Building 6     3,910        07/01/94       Expansion       Phase 2
Building 3       475        07/01/94       Expansion       N/A
Building 3       899        03/01/95       Expansion       N/A
Building 3    11,000        12/01/97       Surrendered     N/A
Building 6     6,203        12/01/97       Added           N/A
Building 3        00
Building 6    24,113
              ------
TOTAL         24,113                       REVISED


3.0 TERM. Delete in its entirety and replace with the following: End of Term for the SURRENDERED Space and start of Term for ADDED Space shall be as noted under Paragraph 2.1. End of Term for ADDED space shall be as described in Paragraph 39.5.

4.1 RENT. Delete in its entirety and replace with the following: Starting Monthly Rent for the ADDED Space shall be $4,466. Monthly Rent for Building 6 CURRENT Space shall remain unchanged at $13,599. If the Lessee retains Possession of ADDED Space, then effective January 1, 2001, rental rate for ADDED Space shall be at the same rate for CURRENT SPACE.

4.2(a) OPERATING EXPENSES. Delete in its entirety and replace with the following: Lessee shall pay its prorata share of Operating Expenses for all leased space including ADDED Space. Amendment #3 changes the Lessee's prorata share of Operating Expense for the REVISED Space to: Building 3:00%; Building 6:100%; Park: 20.33%.

6.3 CONDITION OF THE PREMISES. Add Paragraph 6.3(c): Except for the Heating, Ventilation and Air-conditioning Systems, for which Lessor agrees to warrant as being in good operating condition for a period of twelve months, Lessee accepts the Building 6 ADDED Space in "as-is" condition, cleaned, with other building systems warranted by the Lessor for 30 days as in good working condition. Lessee agrees to vacate Building 3 SURRENDERED Space, cleaned and acceptable to the Lessor and Assignee (Biosite Diagnostics), and to warrant to the Assignee, the SURRENDERED Space as being in good working condition for a thirty-day period after date of Assignment.

39   Options. Add Paragraph 39.5

39.5 Provided Lessee is not in default of terms and conditions of the Sublease Agreement, Lessor grants to Lessee two one-year options ("Options") to extend the Term for the ADDED Space. Lessee shall notify Lessor three months in advance of its intent to surrender ADDED Space.

Unless the Lessor is service formal notice of Lessee's intent to surrender ADDED Space prior to the first or second Option Terms (successive terms starting January 1, 1999 and January 1, 2000), Lessor shall proceed on the basis that the Lessee will retain Possession through the forthcoming Option Year. If the Lessee waives its right to surrender ADDED Space three months prior to the end of the second Option Year, then Lessor shall proceed on the basis that the Lessee elects to sublease the ADDED Space through a term coterminous with that for CURRENT Space, or December 16, 2003.

For the first one-year Option Term, Lessee shall have the option to surrender all ADDED Space but retain Room Number 126, in which event, Lessee shall bear the cost to meter electrical usage for the retained ADDED Space.

46   ADDENDUM. Add Exhibit 1 by Amendment #3

48.2
&54  RENT ESCALATIONS. Delete in its entirety and replace with the following:
Effective the dates shown in the summary below, Monthly Rent shall be indexed at a fixed three percent (3%), compounded and cumulative. This summary is presented under the assumption that the Lessee exercises both one-year Options for ADDED Space, and retains the ADDED Space through a term coterminous with CURRENT Space. If the Lessee elects to surrender ADDED Space, then Rent reduction shall be in direct relationship to that amount then in effect for the ADDED Space as shown in the summary below:

                       MONTHLY RENT
                    ------------------       ADDED
     EFFECTIVE      CURRENT      ADDED       SPACE
       DATE          SPACE       SPACE       NOTES
     ---------      -------      -----       -----
     10/01/97       $13,599       N/A        Pre-possession
     11/01/97       Same         $4,466      Possession Date
     01/01/98       $14,007      $4,466      Base Year
     01/01/99       $14,427      $4,600      Option Year 1
     01/01/00       $14,860      $4,738      Option Year 2
     01/01/01       $15,306      $5,301      Same as Current
     01/01/02       $15,765      $5,460      Same as Current
     01/01/03       $16,238      $5,624      Same as Current

48.3 LEASEHOLD IMPROVEMENT RECOVERY. Lessee shall continue with monthly payment of Leasehold Improvements in the amount established in Sublease Amendment #2. Parties agree that the obligation for payment of debt for improvements in Building 3 SURRENDERED Space shall be performed and observed under Amendment #3 with the same force and effect as if performed and observed prior to execution of Amendment #3, and failure to make monthly payment of a portion or all of the leasehold payments shall be deemed a material default as covered in Sublease Agreement, Paragraph 13. In the event that the Lessee's controlling interest or the majority ownership changes, the Lessor shall have the option to demand full payment of debt remaining for Building 3 leasehold improvements with said payment within thirty days after formal demand from the Lessor.

48.4 SECURITY DEPOSIT. Delete in its entirety and replace with the following:
Lessee shall have on Record with Lessor a Security Deposit adequate to secure payment of Rent, Leasehold Improvement recovery and Operating Expenses in the amount equivalent to one month's Rent, one month's Leasehold Payments and two month's average Operating Expenses. The following summarizes the Security Deposit required upon execution of Amendment #3:

         One month's Rent Building 6 - CURRENT Space            $13,599
         One month's Rent Building 6 - ADDED Space              $ 4,466
         Two Month's Operating Ex. 24,113sf x $0.15/mo x 2mo    $ 7,234
         Monthly Leasehold Payment - Buildings 3 and 6          $16,171
                                                                -------
         Total                                                  $41,470
         Less Security Deposit on Record:                       $47,614
                                                                -------
         SURPLUS SECURITY DEPOSIT EFFECTIVE THIS AMENDMENT      $ 6,144

Lessor shall credit surplus Security Deposit to the Lessee's first and second month's Added Space Rent.

55. EARLY POSSESSION. Add new Paragraph: Effective with execution of this Amendment, Lessor grants Lessee early access to vacant ADDED Space, specifically Room 126, for design and alteration purposes on condition that the adjoining Tenants in occupied ADDED Space are not detrimentally affected by noise, dust, loss of power or construction mishaps.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID SUBLEASE, AND SUBLEASE AMENDMENTS, SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.


LESSOR:                                 LESSEE:

GENERAL ATOMICS                         XSYS, INCORPORATED

By: /s/ ROBERT H. DALRY                 By: /s/ JANINE M. TAYLOR
    ----------------------                  --------------------------

Name: Robert H. Dalry                   Name: Janine M. Taylor
      --------------------                    ------------------------

Title: Director Facilities              Title: V.P. Finance & Admin.
       -------------------                     -----------------------
                                               Chief Financial Officer

Date: Sept. 25, 1997                    Date: September 24, 1997
      --------------------                    ------------------------

                                                                     EXHIBIT A-2



                            [DIAGRAM OF FLOOR PLAN]

                                   BUILDING 3

                              SUITE A AND SUITE B

                                OCTOBER 1, 1997

                                                                     EXHIBIT A-3



                            [DIAGRAM OF FLOOR PLAN]

                                   BUILDING 6

                                OCTOBER 1, 1997

                                  PAGE 2 OF 2